Exhibit 4.1
PCS Nitrogen 401(k) Savings Plan
(As Amended as of January 1, 2008)

Table of Contents

Article 1. The Plan	1
1.1 History of the Plan	1
1.2 Applicability of the Plan	2
1.3 Purpose	2

Article 2. Definitions and Construction	3
2.1 Definitions	3
2.2 Termination of Employment	10
2.3 Applicable Law	10
2.4 Gender and Number	10
2.5 Severability	10
2.6 Headings	10
2.7 Requirement to Be in Written Form	10

Article 3. Eligibility and Participation	11
3.1 Eligible Employees and Active Participation	11
3.2 Eligibility Service	12
3.3 Duration	12
3.4 Adoption of Plan by Affiliates	12

Article 4. Contributions, Accounts, and Vesting	13
4.1 Matched Contributions and Matched Contributions Account	13
4.2 Unmatched Contributions and Unmatched Contributions Accounts	13
4.3 Rollover Contributions and Account	14
4.4 Change or Suspension of Contributions	14
4.5 Employers Contributions	15
4.6 Vesting	15
4.7 Section 402(g) Limit on Before-Tax Contributions	18
4.8 Discrimination Limits on Before-Tax Contributions	18
4.9 Section 415 Limitation on Annual Additions	19
4.10 Deductibility Limitation	21
4.11 Contributions for Reemployed Veterans	21

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Article 5. Investments and Accounting	22
5.1 Investments	22
5.2 Plan Accounting and Allocation of Investment Earnings	22
5.3 Plan Expenses	23
5.4 Imposition of Reasonable Restrictions	23

Article 6. Distributions	24
6.1 Distributions After Termination and At Required Beginning Date	24
6.2 Distributions Upon Death Before Annuity Starting Date	25
6.3 Forms of Payment	25
6.4 Election of Forms of Payment	27
6.5 Beneficiary	27

Article 7. In-Service Withdrawals and Loans	29
7.1 In General	29
7.2 In-Service Withdrawals from the After-Tax Contributions Account	29
7.3 In-Service Withdrawals of Before-Tax Contributions	29
7.4 Hardship Withdrawals	30
7.5 In-Service Withdrawals from the Rollover Contributions Account	31
7.6 Loans	31

Article 8. Benefit Claims and Other Payment Rules	35
8.1 Application for Benefits	35
8.2 Denial of Claims	35
8.3 Due Date for Payments	35
8.4 Nonassignability	36
8.5 Missing Persons	36
8.6 Incapacity	36
8.7 Withholding Taxes	36
8.8 Direct Rollovers; Withholding	36

Article 9. Administration	39
9.1 The Committee and the Trustee	39
9.2 Employer Subcommittees	39
9.3 Compensation and Expenses	39
9.4 Manner of Action	39
9.5 Chairman, Secretary, Employment of Specialists	39
9.6 Administration	39
9.7 Expenses of Administration	40
9.8 Indemnity for Liability	40

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Article 10. Financing	43
10.1 Trust Fund and Investment Policy	43
10.2 Contributions	43
10.3 Nonreversion	44
10.4 Transfer of Assets and Liabilities	44

Article 11. Amendment, Termination, and Merger	45
11.1 Amendments to Comply with Law	45
11.2 Other Amendments and Termination	45
11.3 Authority to Amend	45
11.4 Form of Amendment	45
11.5 Limitations on Amendments	46
11.6 Merger, Consolidation, or Transfer	46

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Article 1. The Plan
1.1 History of the Plan
Fertilizer Industries, Inc. (“FII”) established the Fertilizer Industries, Inc. Employee Stock Ownership and 401(k) Plan, effective May 31, 1989 (the “Effective Date”).
Effective November 1, 1989, FII separated the compensation deferral feature qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”), from the Fertilizer Industries, Inc. Employee Stock Ownership and 401(k) Plan, and created the Fertilizer Industries, Inc. Savings and Investment Plan and the Fertilizer Industries, Inc. Employee Stock Ownership Plan.
Effective November 29, 1989, FII was merged into Arcadian Corporation (“Arcadian”) under a Plan of Merger, and effective November 29, 1989, the Fertilizer Industries, Inc. Savings and Investment Plan was renamed the Arcadian Corporation Employee Savings and Investment Plan (the “Arcadian ESIP”) and the Fertilizer Industries, Inc. Employee Stock Ownership Plan was renamed the Arcadian Corporation Employee Stock Ownership Plan (the “Arcadian ESOP”).
Arcadian made several amendments to the Arcadian ESIP and Arcadian ESOP in order to maintain their tax qualification under Section 401(a) of the Code and to assist in the administration of such plans.
Effective March 6, 1997, pursuant to that certain Agreement and Plan of Merger dated as of September 2, 1996, by and among Potash Corporation of Saskatchewan Inc. (“PCS”), Arcadian, and PCS Nitrogen, Inc., Arcadian was merged into PCS Nitrogen, Inc. and became a wholly-owned subsidiary of PCS.
Effective December 31, 1997, PCS Nitrogen, Inc. merged the Arcadian ESOP into the Arcadian ESIP and renamed the surviving plan the PCS Nitrogen 401(k) Savings Plan (the “Plan”). The Plan covered eligible employees of PCS Nitrogen, Inc. and its affiliate, PCS Nitrogen Payroll Corporation.
Effective January 1, 2000, the assets and liabilities of the Plan with respect to the non-bargaining unit employees were transferred to the PCS U.S. Employees’ Savings Plan, and such non-bargaining unit employees have participated in that plan since that date.
Effective May 1, 2000, PCS Administration (USA), Inc. became the sponsor and administrator of the Plan, and the Plan is amended and restated to reflect negotiated changes contained in the collective bargaining agreement, recent legislative and regulatory changes, and to otherwise clarify the document. The family member aggregation rules formerly found in the Plan have been removed effective January 1, 1997.
Effective as of January 1, 2007, the Plan is hereby amended and restated to reflect changes in laws and regulations issued since the time of the last Plan restatement, including the Economic Growth and Tax Relief Reconciliation Act of 2001, as well as to incorporate plan amendments made since the last restatement.

Although the Plan is generally effective as of January 1, 2007, certain individual provisions of the Plan are retroactively effective, as specifically noted herein. In cases where provisions are identified as being retroactively effective, the Committee and Employers have administered the Plan in a manner consistent with such changes at all times on and after such effective dates. The Plan is intended to include all legally-required and other changes in effect through December 31, 2006. The Plan and Trust are intended to meet the requirements of section 401(a), 401(k), and 501(a) of the Internal Revenue Code of 1986, as amended.
1.2 Applicability of the Plan
The provisions of this current Plan restatement are applicable to Participants who are employed with the Employer or an Affiliate on or after January 1, 2007. Except as so provided, any person who was covered under the Plan as in effect on December 31, 2006, and whose employment with the Employer and Affiliates terminated prior to January 1, 2007, and who was entitled to benefits under the provisions of the Plan as in effect on December 31, 2006, shall continue to be entitled to the same amount of benefits without change under this Plan. Notwithstanding the above, to the extent that certain provisions of this Plan become effective prior to January 1, 2007, those same provisions shall apply to Participants (or Beneficiaries) who participate in the Plan after that effective date. In addition, the minimum distribution requirements described in Code section 401(a)(9) shall apply to previously terminated and retired employees, to the extent required by law. Notwithstanding anything in a Plan to the contrary, the effective date of a provision that constitutes an amendment shall be subject to the limitation of section 11.5(b) (relating to cutbacks).
1.3 Purpose
The purpose of the Plan is to encourage Employees to accumulate capital on a regular and long-term basis to supplement retirement income. The Plan and the Trust Agreement that forms part of the Plan are intended to qualify as a plan and trust which meet the requirements of sections 401(a) and 501(a) of the Internal Revenue Code of 1986 and the provisions of the Employee Retirement Income Security Act of 1974. The Plan is intended to be a profit sharing plan within the meaning of Code section 401(a), and the cash or deferred participant elections under a Plan are intended to satisfy Code section 401(k).

Article 2. Definitions and Construction
2.1 Definitions
Whenever used in the Plan, the following terms shall have the respective meanings set forth below unless otherwise expressly provided.
(a)	“A&W Plan” means the Albright & Wilson Americas Inc. 401(k) Savings Plan maintained by Albright & Wilson Americas Inc., as in effect immediately prior to the Closing Date.
(b)	“A&W Plan Participant” means an individual who was a “participant” in the A&W Plan immediately prior to the Closing Date (as defined in that plan) and who becomes a Participant under the Plan as of the Closing Date.
(c)	“Account” means, collectively or individually as the context indicates and as described in Article 4, a Participant’s Matched Before-Tax Contributions Account, Unmatched Before-Tax Contributions Account, Matched After-Tax Contributions Account, Unmatched After-Tax Contributions Account, Rollover Contributions Account, Employer Matching Contributions Account, Employer Performance Contributions Account, and such other Accounts as the Committee deems advisable to administer the Plan. Each Account reflects its allocable share of investment earnings, gains, and losses (realized and unrealized) pursuant to section 5.2 and plan expenses chargeable under section 5.3.
(d)	“Active Participant” means an Eligible Employee who satisfies the conditions of section 3.1(b).
(e) “Affiliate” means
(1)	a corporation that is a member of the same controlled group of corporations (within the meaning of Code section 414(b)) as an Employer,

(2)	a trade or business (whether or not incorporated) that is under common control with an Employer within the meaning of Code section 414(c),

(3)	a member of the same affiliated service group (as defined in Code section 414(m)) as an Employer, or

(4)	another entity required to be aggregated with an Employer under Code section 414(o).
(f)	“After-Tax Contributions” and “After-Tax Contributions Account” means the Matched After-Tax Contributions and the Unmatched After-Tax Contributions and the related Accounts, as described in sections 4.1 and 4.2.

(g)	“Annuity Starting Date” means
(1)	the first day of the first period for which an amount is payable as an annuity, or

(2)	in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle a Participant to a benefit, whether or not payment is actually made on such day.
(h)	“Before-Tax Contributions” and “Before-Tax Contributions Account” means the Matched Before-Tax Contributions and the Unmatched Before-Tax Contributions and the related Accounts, as described in sections 4.1 and 4.2.
(i)	“Beneficiary” means the person specified under section 6.5.

(j)	“Board of Directors” means the Board of Directors of the Sponsor.

(k)	“Code” means the Internal Revenue Code of 1986, as amended.

(l)	“Committee” means the committee described in section 9.1.
(m)	“Compensation.”
(1)	In General. “Compensation” shall mean
(A)	all wages paid by an Employer to an Active Participant which are subject to federal income tax withholding pursuant to Code section 3401(a) (but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed), and

(B)	reduced by the following amounts to the extent includable in subparagraph (A): reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation, severance benefits, and other welfare benefits.
Subparagraph (B) shall not apply to section 4.9 (relating to the limitation on annual additions).
(2)	For Determining Contributions. For the purpose of sections 4.1, 4.2 and 4.5 (relating to Employee and Employer Contributions), Compensation means an Employee’s base pay, including the amount of Before-Tax Contributions or before-tax contributions that may be made under a cafeterial plan under Code section 125. Effective September 27, 2000, for the purposes of sections 4.1 and 4.2 (relating to Employee Contributions), Compensation for a Participant who is not an A&W Plan Participant means such Participant’s base pay plus overtime pay, including the amount of Before-Tax Contributions or before-tax contributions that may be made under a cafeteria plan under Code Section 125.

(3)	Elective Contributions. Elective contributions paid under a Compensation Reduction Agreement or similar agreement pursuant to Code sections 125 or 401(k) and, effective for Plan Years beginning on or after December 31, 1997, Code Section 132(f)(4), shall be included in Compensation. However, for the purposes of applying the discrimination tests of Article 4, such amounts may be excluded at the election of the Committee pursuant to applicable law and regulations.

(4)	Special Rules.
(A)	For Plan Years beginning on or after January 1, 2002, no more than $200,000 of Compensation may be taken into account. The foregoing amount shall be adjusted for changes in the cost of living to the level prescribed by the Internal Revenue Service for the calendar year in which the Plan Year begins. If the period for determining Compensation is a short Plan Year, the limitation of this paragraph shall be an amount equal to the otherwise applicable limitation under this subparagraph multiplied by a fraction with a numerator equal to the number of the months in the short plan year and a denominator equal to 12.

(B)	The Sponsor may elect an alternative method of determining Compensation pursuant to regulations issued by the Internal Revenue Service.
(n)	“Compensation Reduction Agreement” means a written agreement between an Eligible Employee and the Employer under which the Employer reduces the Employee’s Compensation in an amount determined by the Employee with respect to services rendered after the execution of the agreement and the Employer agrees to contribute an amount equal to the reduction to the Plan on behalf of the Employee as a Before-Tax Contribution.
(o)	“Disability” means a total disability within the meaning of the Employer’s long-term disability program for Eligible Employees.

(p)	“Eligible Employee” means an Employee who meets the eligibility conditions of section 3.1(a).

(q)	“Employee” means
(1)	a common-law employee of an Employer or an Affiliate, or

(2)	a Leased Employee of an Employer or an Affiliate to the extent required by Code section 414(n).
(r)	“Employer” means PCS Nitrogen, Inc. and any Affiliate that has adopted the Plan for the benefit of certain of its Employees pursuant to section 3.4. The Employers are listed in Appendix A.
(s)	“Employer Contributions” means Employer Matching Contributions, Employer Performance Contributions, and where provided under a prior version of the Plan, other Employer contributions, such as profit sharing contributions.
(t)	“Employer Contributions Account” means the Employer Matching Contributions Account, the Employer Performance Contributions Account, and where provided under a prior version of the Plan, such other accounts to which other Employer Contributions are credited.
(u)	“Employer Matching Contributions” and “Employer Matching Contributions Account” means the contributions and the account described in section 4.5.

(u-1)	“Employer Performance Contributions” and “Employer Performance Contributions Account” means the contributions and the account described in section 4.5(b).
(v)	“Employment Commencement Date” means the date on which an Employee first performs an Hour of Service for the Employer.
(w)	“Entry Date” means the date prescribed in section 3.1(b).

(x)	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
(y)	“Five-Percent Owner” means a “5-percent owner” within the meaning of Code section 416(i)(1)(B).
(z)	“Forfeiture” means the portion of a Participant’s Employer Contributions Account that is not vested. A Forfeiture under the Plan will occur on the earlier of:
(1)	the distribution of the entire vested portion of a Participant’s Employer Contributions Account, or

(2)	the last day of the Plan Year in which the Participant incurs five consecutive 1- Year Periods of Severance.
(aa)	“Fund” means the investment funds established pursuant to section 5.1(a), individually or collectively as the context indicates.
(bb)	“Highly Compensated Employee” or “Highly Compensated Participant” means, effective as of the first Plan Year beginning after 1996, an Employee or Participant who
(1)	was a Five-Percent Owner at any time during the Plan Year or the preceding Plan Year, or

(2)	for the preceding Plan Year
(A)	had Compensation from the Employer and Affiliates in excess of $100,000 (as adjusted after 2007 for changes in the cost of living), and

(B)	notwithstanding the foregoing, the Employer may elect to further require that such Employee was in the top-paid 20 percent of Employees (determined by excluding the Employees specified in Code section 414(q)(5)). If such election is made, the Plan shall be amended accordingly.
Employees who are nonresident aliens and who receive no earned income (within the meaning of Code section 911(d)(2)) from an Employer which constitutes income from sources within the United States shall not be treated as Employees for the purpose of this subsection.
A former Employee shall be treated as a Highly Compensated Employee if he or she was a Highly Compensated Employee at separation from service or was a Highly Compensated Employee at any time after attaining age 55.
(cc)	“Hour of Service” means

(1)	an hour for which an Employee is paid, or entitled to payment, by an Employer or an Affiliate for the performance of duties during the applicable computation period for which the Employee’s Hours of Service are being determined;

(2)	an hour for which an Employee is directly or indirectly paid, or entitled to payment, by an Employer or an Affiliate, on account of a period of time during which no duties are performed due to vacation, holiday, illness, disability, layoff, jury duty, military duty, or leave of absence. No more than 501 hours may be credited under this paragraph on account of any single continuous period during which the Employee performs no duties. An Hour of Service may not be credited on account of a payment made under a plan maintained solely for the purpose of complying with workers’ compensation, unemployment compensation, or disability insurance laws, or on account of a payment that solely reimburses an Employee for medically-related expenses; and

(3)	an hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer or an Affiliate, with no duplication of credit for hours.
Hours of Service shall be credited to the appropriate computation period as determined under Department of Labor regulation 2530.200(b)-2(c) and shall be computed according to regulation 2530.200(b)-2(b). The Committee may use any relevant personnel records to determine Hours of Service and its determination shall be final and conclusive.
(dd)	“Installment Payout” means the form of payment described in section 6.3(b)(2).

(ee)	“Leased Employee.”
(1)	In General. Effective as of January 1, 1997, “Leased Employee” means a person who is not a common law Employee of an Employer or an Affiliate, but who provides services to an Employer or an Affiliate (“Recipient”) and
(A)	such services are provided pursuant to an agreement (written or oral) between the Recipient and any other person (“leasing organization”),

(B)	such person has performed such services for the Recipient on a substantially full-time basis for a period of at least one year, and

(C)	such services are performed under the primary direction or control by the Recipient.
(2)	Exception. A person shall not be deemed a Leased Employee if such person is covered by a plan maintained by a leasing organization and if
(A)	such plan is a money purchase pension plan with a nonintegrated employer contribution rate for each Participant of at least 10 percent of Compensation,

(B)	such plan provides for full and immediate vesting,

(C)	each employee of the leasing organization immediately participates in such plan, other than (i) employees who perform substantially all of their services for the leasing organization and (ii) employees whose total compensation from the leasing organization is less than $1,000 in each plan year during the four-year period ending with the plan year, and

(D)	Leased Employees constitute 20 percent or less of the Recipient’s Non- Highly Compensated Employees.
(ff)	“Lump Sum Distribution” means the form of payment described in section 6.3(b)(1).

(gg)	“Matched After-Tax Contributions” and “Matched After-Tax Contributions- Account” means the contributions and account described in section 4.1(b).

(hh)	“Matched Before-Tax Contributions” and “Matched Before-Tax Contributions Account” means the contributions and account described in section 4.1(a).

(ii)	“Matched Contributions” means the Matched After-Tax Contributions and Matched Before-Tax Contributions.

(jj)	“Matching Limit” means the maximum amount of the aggregate Before-Tax and After-Tax Contributions with respect to which an Employer will make an Employer Matching Contribution.

(kk)	“Non-Highly Compensated Employee” or “Non-Highly Compensated Participant” means an Employee or a Participant who is not a Highly Compensated Employee or a Highly Compensated Participant.

(ll)	“Normal Retirement Age” means an Employee’s sixty-fifth birthday.

(mm)	“1-Year Period of Severance” means a 12-consecutive month period beginning on the date of an Employee’s separation from service and ending on the first anniversary of such date during which the Employee fails to perform an Hour of Service for the Employer. Further, solely for the purpose of determining whether a Participant has incurred a 1-Year Period of Severance, Hours of Service shall be recognized for “authorized leaves of absence” and “maternity and paternity leaves of absence.”

“Authorized leave of absence” means an unpaid, temporary cessation from active employment with the Employer pursuant to an established nondiscriminatory policy, whether occasioned by illness, military service, or any other reason.

A “maternity or paternity leave of absence” means an absence from work for any period by reason of the Employee’s pregnancy, birth of the Employee’s child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement. For this purpose, Hours of Service shall be credited for the computation period in which the absence from work begins, only if credit therefore is necessary to prevent the Employee from incurring a 1-Year Period of Severance, or, in any other case, in the immediately following computation period.

(nn)	“Participant” means a person with an amount credited to his or her Account.

(oo)	“Payroll Deduction Agreement” means a written agreement between an Eligible Employee and his or her Employer under which the Employer deducts from the Employee’s Compensation an amount determined by the Employee and the Employer agrees to contribute the deducted amount to the Plan as an After-Tax Contribution on behalf of the Employee.
(pp)	“Period of Service” means a period of service commencing on the Employee’s Employment Commencement Date or Reemployment Commencement Date, whichever is applicable, and ending on the date of his separation from service. Periods of Service shall be aggregated unless such periods may be disregarded under Section 202(b) or 203(b) of ERISA, and Section 410(a)(5) or 411(a)(4) of the Code.
(qq)	“Period of Severance” means the period of time commencing on the date an Employee separates from service and ending on the date on which the Employee again performs an Hour of Service for the Employer.
(rr)	“Plan” means the PCS Nitrogen 401(k) Savings Plan, the terms of which are contained in this Plan document and in written amendments and resolutions approved by the Sponsor.
(ss)	“Plan Year” means the calendar year.
(tt)	“Reemployment Commencement Date” means the first date following an Employee’s Period of Severance on which the Employee performs an Hour of Service for the Employer.

(uu)	“Required Beginning Date” means the date described in section 6.1(c).
(vv)	“Retirement Age” means the Normal Retirement Age or the first date that a Participant is eligible for early retirement benefits under the qualified defined benefit pension plan in which he or she participates and that is maintained by the Employer.
(ww)	“Rollover Contributions” and “Rollover Contributions Account” means the contributions and the account described in section 4.3.
(xx)	“Sponsor” means PCS Administration (USA), Inc. Prior to May 1, 2000, the Sponsor was PCS Nitrogen, Inc.
(yy)	“Trust Agreement” means the agreement establishing a trust, which forms part of the Plan, to receive, hold, invest, and dispose of the Trust Fund.

(zz)	“Trust Fund” means the assets held under the Trust Agreement forming a part of the Plan.

(aaa)	“Trustee” means the corporation or person acting as trustee under the Trust Agreement.

(bbb)	“Unmatched After-Tax Contributions” and “Unmatched After-Tax Contributions Account” means the contributions and account described in section 4.2(b).

(ccc)	“Unmatched Before-Tax Contributions” and “Unmatched Before-Tax Contributions Account” means the contributions and account described in section 4.2(a).
(ddd)	“Unmatched Contributions” means the Unmatched Before-Tax Contributions and the Unmatched After-Tax Contributions.
(eee)	“Valuation Date” means each business day on which the Funds are valued, except as provided by Committee rules.
2.2 Termination of Employment
Nothing contained in the Plan shall be construed to give any Employee the right to be retained in the service of an Employer or an Affiliate or to interfere with the right of an Employer or Affiliate to discharge any Employee at any time. The Committee has the exclusive right to determine whether an Employee has terminated for the purpose of the Plan and to determine the date of a termination.
2.3 Applicable Law
To the extent not preempted by the laws of the United States, the laws of the State of Illinois shall be the controlling law in all matters relating to the Plan.
2.4 Gender and Number
Except when otherwise indicated by the context, any masculine terminology shall also include the feminine, and the definition of any term in the singular shall also include the plural.
2.5 Severability
If a provision of this Plan shall be held illegal or invalid, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included in this Plan.
2.6 Headings
The headings of this Plan are inserted for convenience or reference only and are not to be considered in the construction or the interpretation of the Plan.
2.7 Requirement to Be in Written Form
Various notices provided by the Employer or Committee, and various elections made by a Participant are required to be in written form. Except as otherwise provided under IRS or DOL regulations or other guidance, these notices and elections may be conveyed through an electronic system.

Article 3. Eligibility and Participation
3.1	Eligible Employees and Active Participation
(a)	Eligible Employees.
(1)	In General. Effective January 1, 2000, a person is an Eligible Employee if he or she
(A)	is an Employee of an Employer,

(B)	is either
(i)	a Full-Time Employee (as defined below), or

(ii)	a Part-Time Employee who is credited with at least one year of Eligibility Service,
(C)	is represented by a collective bargaining unit, and

(D)	is not excluded under paragraph (2).
(2)	Excluded Employees. A person is not eligible to participate if he or she is
(A)	a Leased Employee,

(B)	a person who performs services as an independent contractor (as determined by the Employer), or pursuant to a supplier agreement or any other contract or agreement, under which such person agrees or acknowledges that he or she is not eligible for benefits,

(C)	a person hired occasionally or at irregular times for a specific project of limited duration (as determined by the Committee), or

(D)	a co-op student.
(3)	A&W Plan Participants. Notwithstanding the foregoing, each Eligible Employee who was a “participant” in the A&W Plan immediately prior to March 23, 2000 (as the term “participant” was defined in the A&W Plan at that time) became a participant in this Plan as of March 23, 2000.
(b)	Entry Date and Active Participation. An Eligible Employee who has submitted a completed application form with a Compensation Reduction Agreement or a Payroll Deduction Agreement shall become an Active Participant on the first day of the first payroll period following the processing of such form and agreement by the Committee.
(c)	Definitions.
(1)	“Full-Time Employee” means an Employee who is regularly scheduled to work at least 30 hours in a week.

(2)	“Part-Time Employee” means an Employee who is not a Full-Time Employee.

(d)	Lima, Ohio Participants. Hourly-rate Employees of PCS Nitrogen, Inc. who are employed at the Lima, Ohio facility on or after January 1, 2008, and who satisfy the requirements of subsection (a)(1)(B) above, and are not excluded under subsection (a)(2), shall be eligible to become Active Participants pursuant to subsection (b) above. Such participation shall be limited to Before-Tax Contributions, After-Tax Contributions, Rollover Contributions, and Employer Matching Contributions, as further described in Article 4.
3.2 Eligibility Service
(a)	Definition. An Employee will be credited with one year of Eligibility Service on the last day of an eligibility computation period in which the Employee is credited with at least 1,000 Hours of Service. An eligibility computation period is (1) the one-year period commencing on the date the Employee is credited with his or her first Hour of Service with an Employer or an Affiliate, (2) the first Plan Year that begins after such date, and (3) subsequent Plan Years.
(b)	Service for A&W Plan Participants. In the case of an Employee who is an A&W Plan Participant, such Employee shall receive Eligibility Service credit for his service credited under the A&W Plan as in effect on March 23, 2000.
(c)	Cancellation of Eligibility Service and Reemployment. An Employee’s Eligibility Service will be canceled if he or she incurs a “one-year break in service.” For the purpose of this subsection, a one-year break in service will occur if an Employee is credited with less than 501 hours of service in a Plan Year. If an Employee who has incurred a one-year break in service returns to employment with an Employer or an Affiliate, the Employee will be recredited with his or her prior Eligibility Service effective as of the first Hour of Service following reemployment unless (1) for the Plan Years beginning on and after January 1, 2006, at the time the Employee terminated employment the Employee did not have a vested interest in any portion of the Employer Contributions Account, and has not had any Before-Tax Contributions or Employer Performance Contributions made on his behalf, and (2) the number of the Employee’s one-year breaks in service equals or exceeds the greater of five or the number of his or her years of credited Eligibility Service at termination of employment. If a rehired Employee is not recredited with his or her prior years of Eligibility Service, the Employee will be treated as a new Employee..
3.3 Duration
A Participant will cease to be an Active Participant when he or she is no longer an Eligible Employee or if the Participant has neither a Payroll Deduction Agreement nor a Compensation Reduction Agreement in force pursuant to Article 4.
3.4 Adoption of Plan by Affiliates
An Affiliate may become an Employer through the adoption of a resolution adopted by its Board of Directors. The Employer shall transmit a copy of the resolution to the Sponsor.

Article 4. Contributions, Accounts, and Vesting
4.1	Matched Contributions and Matched Contributions Account
(a)	Matched Before-Tax Contributions and Account. Subject to the limitations of this Article, an Active Participant may elect pursuant to a Compensation Reduction Agreement to reduce his or her Compensation by a whole percentage. The sum of the percentages elected under this subsection and subsection (b) may not exceed three percent of the Participant’s Compensation (four percent for A&W Plan Participants) (the “Matching Limit”) while an Active Participant. The Employer shall contribute to the Plan on behalf of the Participant an amount equal to 100 percent of the amount of the reduction in Compensation pursuant to this paragraph. The contribution shall be made as soon as administratively practicable but not later than 15 business days after the end of the calendar month (or such other date permitted by law or regulation) such amounts would otherwise have been payable to the Participant in cash in the absence of the Compensation Reduction Agreement. The contribution shall be credited to the Participant’s Matched Before-Tax Contributions Account.
(b)	Matched After-Tax Contributions and Account. Subject to the limitations of this Article, an Active Participant may elect to contribute a whole percentage of his or her Compensation to the Plan pursuant to a Payroll Deduction Agreement. The sum of the percentages elected under this subsection and subsection (a) shall not exceed three percent of the Participant’s Compensation while an Active Participant (four percent for A&W Plan Participants). The contribution shall be made as soon as administratively practicable, but not later than 15 business days after the end of the calendar month (or such other date permitted by law or regulation) such amount would otherwise have been payable to the Participant in cash in the absence of the Payroll Deduction Agreement. The contribution shall be credited to the Participant’s Matched After-Tax Contributions Account.
4.2 Unmatched Contributions and Unmatched Contributions Accounts
(a)	Unmatched Before-Tax Contributions and Account. Subject to the limitations of this Article, if the sum of an Active Participant’s Matched Before-Tax Contributions and Matched After-Tax Contributions (stated as a percentage of Compensation) equals the Matching Limit, the Participant may elect to reduce his or her Compensation (in addition to any reduction under section 4.1(a)) by a whole percentage pursuant to a Compensation Reduction Agreement. The sum of the percentages elected under section 4.1, this subsection, and subsection (b) shall not exceed 20 percent of the Participant’s Compensation while an Active Participant. The Employer shall contribute to the Plan on behalf of the Participant an amount equal to the amount of the Participant’s reduction in Compensation. The contribution shall be made as soon as administratively practicable but not later than 15 business days after the end of the calendar month (or such other date permitted by law) such amounts would otherwise have been payable to the Participant in cash in the absence of the Compensation Reduction Agreement. The contribution shall be credited to the Participant’s Unmatched Before-Tax Contributions Account.

In addition to contributions described in the preceding paragraph, a Participant who will have attained age 50 before the close of a Plan Year shall be eligible to have “catch-up”

Before-Tax Contributions made on his behalf by the Employer, in accordance with and subject to the limitations of Code section 414(v), including a “cash availability” limit of equal to 75 percent of the Participant’s Compensation. Such catch-up contributions shall not be taken into account for purposes of determining the maximum contributions limit under section 4.7(a) or the Annual Additions under section 4.9(b). The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code sections 401(k)(3), 401(k)(12), 410(b), or 416, as applicable, by reason of such catch-up contributions being made. Employer Matching Contributions shall not be applied to catch-up contributions. Catch-up contributions shall be permitted during Plan Years beginning on and after January 1, 2007, beginning as soon as administratively possible after July 6, 2007.

(b)	Unmatched After-Tax Contributions and Account. Subject to the limitations of this Article, if the sum of an Active Participant’s Matched Before-Tax and Matched After-Tax Contributions (stated as a percentage of Compensation) equals the Matching Limit, the Participant may elect to contribute to the Plan pursuant to a Payroll Deduction Agreement (in addition to any Matched After-Tax Contributions under section 4.1(b)) a whole percentage of his or her Compensation. The sum of the percentage under section 4.1, this subsection, and subsection (a) shall not exceed 20 percent of the Participant’s Compensation while an Active Participant. The contribution shall be made as soon as administratively practicable, but not later than 15 business days after the end of the calendar month (or such other date permitted by law or regulation) such amount would otherwise have been payable to the Participant in cash in the absence of the Payroll Deduction Agreement. The amount of such contributions shall be credited to the Participant’s Unmatched After-Tax Contributions Account.
4.3 Rollover Contributions and Account
Pursuant to Committee rules, the Plan may accept a Participant’s Rollover Contributions (as defined in Code sections 402, 403, and 408) that a qualified plan is permitted to receive; provided, however, that no after-tax contributions shall be accepted as Rollover Contributions. Such contributions shall be credited to the Participant’s Rollover Contributions Account.
4.4 Change or Suspension of Contributions
(a)	Change. In the manner and time prescribed by the Committee, an Active Participant may instruct the Committee to change his or her Compensation Reduction Agreement or Payroll Deduction Agreement. A change will be effective on the first day of the calendar quarter that follows the receipt of the Participant’s instruction completed in the proper manner or such other day as may be prescribed by Committee rule. Notwithstanding the preceding sentence, changes in contributions made on or after April 1, 2006 will be effective as soon as administratively feasible after the Participant makes an election to change.
(b)	Suspension. An Active Participant may suspend all contributions pursuant to his or her Compensation Reduction Agreement or Payroll Deduction Agreement as of the first day of a payroll period by filing a form in the manner prescribed by the Committee at least 30 days before such first day. Notwithstanding the preceding sentence, suspensions in contributions made on or after April 1, 2006 will be effective as soon as administratively feasible after the Participant makes an election to suspend.
4.5 Employer Matching Contributions and Account
(a)	Employer Matching Contributions. Subject to the limitations of this Article, the Employer shall contribute an amount on behalf of each Active Participant equal to 100 percent of the Employee’s Before-Tax and After-Tax Contributions for the entire Plan Year. Notwithstanding the foregoing, such Employer Matching Contribution may not exceed three percent of the Employee’s Compensation while an Active Participant during the Plan Year for pay periods ending after April 30, 2000. For A&W Plan Participants, such Employer Matching Contribution may not exceed four percent of such Participant’s Compensation while an Active Participant during the Plan Year. The Employer Matching Contributions shall be paid to the Trustee monthly to the extent practicable, but in no event later than the earlier of the time required for the filing of the Employer’s federal income tax return for its fiscal year in which the applicable Plan Year ends or 12 months after the close of the Plan Year. Employer Matching Contributions shall be credited to the Participant’s Employer Matching Contributions Account.
(b)	Employer Performance Contributions. Effective for Plan Years beginning on and after January 1, 2008, the Employer shall make an Employer Performance Contribution to the Plan on behalf of all Eligible Employees for each year that certain performance goals are met by the Sponsor and Affiliates adopting the Plan, but such Employer Performance Contribution shall not exceed three percent (3%) of each Employee’s Compensation while an active Participant during the Plan Year. The performance goals and the related performance contribution percentage shall be set by the Board of Directors of the Sponsor or its delegates, and may be changed prior to the beginning of each Plan Year. Any Employer Performance Contribution shall be allocated pro rata among the accounts of Eligible Employees based on their Compensation while an active Participant during the Plan Year, and shall be payable to Eligible Employees who were actively employed by an Employer on December 31 of the applicable Plan Year, or who died, retired, or became disabled for purposes of the Plan during the Plan Year. To the extent practicable, the Employer Performance Contribution shall be paid to the Trustee by the end of the first quarter following the end of the Plan Year to which the performance contribution relates, but in no event later than the earlier of the time required for the filing of the Employer’s federal income tax return for its fiscal year in which the applicable Plan Year ends or 12 months after the close of the Plan Year. Employer Performance Contributions shall be credited to the Participant’s Employer Performance Contributions Account.
4.6 Vesting
(a)	Vesting Schedule. A Participant shall at all times be 100% vested in the amounts held in his Before-Tax Contributions Account, After-Tax Contributions Account, Employer Performance Contributions Account, and Rollover Contributions Account. A Participant shall become vested in the amount held in his Employer Matching Contributions Account determined on the basis of his Period of Service according to the following schedule:

Vesting Schedule

Period of Service	Percentage
1 year	20%
2 years	40%
3 years	60%
4 years	80%
5 years	100%
(b)	Notwithstanding the vesting schedule above, upon the complete discontinuance of the Employer’s contributions to the Plan or upon any full or partial termination of the Plan, all amounts credited to the Employer Matching Contributions Account of any affected Participant shall become 100% vested and shall not thereafter be subject to forfeiture. Further, upon the death or Disability of the Participant, all amounts credited to the Employer Matching Contributions Account of such Participant shall become 100% vested and shall not thereafter be subject to forfeiture.
(c)	The computation of a Participant’s vested interest in his Accounts in the Plan shall not be reduced as the result of any direct or indirect amendment to this Article. In the event that the Plan is amended to change or modify any vesting schedule, a Participant with a Period of Service of at least three (3) years as of the expiration date of the election period may elect to have his vested percentage computed under the Plan without regard to such amendment. If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The Participant’s election period shall commence on the adoption date of the amendment and shall end 60 days after the latest of:
(1)	the adoption date of the amendment,

(2)	the effective date of the amendment, or

(3)	the date the Participant receives written notice of the amendment from the Employer.
(d)	Reemployment of Terminated Participant.
(1)	If any Participants shall be reemployed by the Employer before a 1-Year Period of Severance occurs, he shall continue to participate in the Plan in the same manner as if such termination had not occurred.

(2)	If any former Participant shall be reemployed by the Employer before five (5) consecutive 1-Year Periods of Severance, and such former Participant had received a distribution of the entire vested amount of his Accounts prior to his reemployment, the previously forfeited amount in his Employer Contributions Account shall be reinstated only if he repays the full amount distributed to him before the earlier of five (5) years after the first date on which he is subsequently reemployed by the Employer or the close of the first period of 5 consecutive 1-Year Periods of Severance commencing after the distribution. In the event the former Participant does repay the full amount previously distributed to him, the undistributed portion of his Employer Contributions Account must be restored in full, unadjusted by any gains or losses occurring subsequent to the last day of the Plan Year or other valuation date preceding his termination. The source for such reinstatement shall first be any Forfeitures occurring during the year. If such source is insufficient, then the Employer shall contribute an amount which is sufficient to restore any such forfeited Employer Contributions Account. If any Participant is reemployed after a 1-Year Period of Severance has occurred, his Period of Service shall include his Period of Service prior to his 1-Year Period of Severance subject to the following rules:
(A)	If a Participant has a 1-Year Period of Severance, his pre-break and post-break service shall be used for computing Periods of Service for vesting purposes only after he has been employed for a one year Period of Service following the first date on which he performs an Hour of Service for the Employer;

(B)	Effective for Plan Years beginning on and after January 1, 2006, any Participant who does not have a nonforfeitable right to any interest in the Plan resulting from Employer Contributions, and who has not had any Before-Tax Contributions or Employer Performance Contributions made on his behalf, shall lose credits otherwise allowable under (A) above if his consecutive 1-Year Periods of Severance equal or exceed the greater of (i) five (5) or (ii) the aggregate number of his pre-break Periods of Service; and

(C)	After five (5) consecutive 1-Year Periods of Severance, the vested amount in a Participant’s Employer Contributions Account attributable to pre-break service shall not be increased as a result of post-break service.
(3)	If any Participant is reemployed after a 1-Year Period of Severance has occurred, his Period of Service shall include his Period of Service prior to his 1-Year Period of Severance subject to the following rules:
(A)	If a Participant has a 1-Year Period of Severance, his pre-break and post-break service shall be used for computing Periods of Service for vesting purposes only after he has been employed for a one year Period of Service following the first date on which he performs an Hour of Service for the Employer;

(B)	Effective for Plan Years beginning on and after January 1, 2006, any Participant who does not have a nonforfeitable right to any interest in the Plan resulting from Employer Contributions, and who has not had any Before-Tax Contributions made on his behalf, shall lose credits otherwise allowable under (A) above if his consecutive 1-Year Periods of Severance equal or exceed the greater of (i) five (5) or (ii) the aggregate number of his pre-break Periods of Service; and

(C)	After five (5) consecutive 1-Year Periods of Severance, the vested amount in a Participant’s Employer Contributions Account attributable to pre-break service shall not be increased as a result of post-break service.

(e)	In determining Periods of Service for purposes of vesting under the Plan, Periods of Service prior to the Effective Date of the Plan shall be excluded. Further, an A&W Plan Participant shall receive credit for the vesting service he was credited with under the A&W Plan.
4.7 Section 402(g) Limit on Before-Tax Contributions
(a)	In General. The Before-Tax Contributions with respect to a Participant for a calendar year shall not exceed $15,500 (or such other amount specified by the Internal Revenue Service after 2007 pursuant to Code section 402(g)(5)). This limit is applied by aggregating all plans and arrangements maintained by the Employer and its Affiliates that provide for elective deferrals as defined in Code section 402(8).
(b)	Correction of Excess. Before-Tax Contributions made to the Plan in excess of the limitation of subsection (a) (adjusted for gains and losses as provided by regulations) shall be paid to the Participant not later than April 15 of the taxable year which follows the taxable year in which the excess amount arises.
Before-Tax Contributions that are refunded under this section may not be treated as Annual Additions under section 4.9.
Employer Matching Contributions made with respect to Matched Before-Tax Contributions that are repaid to a Participant shall be forfeited and used as Employer Matching Contributions in the year in which the excess is paid to the Participant.
4.8 Discrimination Limits on Before-Tax Contributions
(a)	In General. Prior to the beginning of each Plan Year, and at any other time during the Plan Year that the Committee may deem appropriate, the following test shall be made to prevent the Before-Tax Contributions under the Plan from becoming discriminatory. The Committee shall gather Before-Tax Contribution elections and shall determine whether the average deferral percentage for the group of Eligible Employees in each collective bargaining unit who are Highly Compensated Employees exceeds that of all other Employees in the same collective bargaining unit by more than (1) 1.25 times, or (2) 2 times, up to a maximum difference of 2 percent, whichever results in the greater percentage.
(b)	Average Deferral Percentage. The “average deferral percentage” for each group of Employees within each collective bargaining unit for a Plan Year shall be the average of the percentages calculated separately for each Employee in such group, of Compensation each Employee elected to have contributed to the Plan (and any other “qualified cash or deferred arrangement” as defined in Code section 401(k)(2) sponsored by the Company or an Affiliate in which such Employee is eligible to participate) as a Before-Tax Contribution for the Plan Year, treating a failure to elect any such percentage as a zero.

Any excess contributions for such Plan Year (and any income allocable thereto) shall be distributed to the Employees by the close of the Plan Year immediately following the Plan Year being tested. All such distributions shall be adjusted pursuant to IRS regulations to reflect investment gains or losses, including adjustments during the “gap period” (after the close of the Plan Year and prior to the distribution), to the extent required by those regulations. Provided, however, that adjustment during the gap period shall only be applicable during the 2006 and 2007 Plan Years.

For purposes of the preceding paragraph, “excess contributions” shall mean the excess of the aggregate amount of deferrals actually made to the Plan on behalf of Highly Compensated Employees for such Plan Year, over the maximum amount of such contributions permitted under subsection (a) (determined by reducing contributions made on behalf of Highly Compensated Employees in order of the actual deferral percentages, beginning with the highest of such percentages.) Excess contributions shall be allocated to the Highly Compensated Employee with the largest amounts of employer contributions taken into account in calculating the nondiscrimination test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Employer contributions and continuing in descending order until all the excess contributions have been allocated.
Effective on and after January 1, 1997, the nondiscrimination test in any Plan Year shall be performed using the average deferral percentage rates of the nonhighly compensated employees for the preceding Plan Year. If the average deferral percentage elected by the Highly Compensated Employees in each collective bargaining unit exceeds the applicable maximum limit in subsection (a), then the Committee shall reduce the dollar amount of deferrals made on behalf of the Highly Compensated Employees in descending order based on the dollar amount of each highly compensated Employee’s deferrals until the average of the Highly Compensated Employees is equal to or less than the limit. Any reduction in a Highly Compensated Employee’s deferrals shall be distributed to the Employee by the close of the Plan Year immediately following the Plan Year being tested.
4.9 Section 415 Limitation on Annual Additions
(a)	General Limitation. For each Limitation Year beginning after December 31, 2001, the Annual Addition (as defined in subsection (c) below) for a Participant shall not exceed the lesser of
(1)	$40,000 adjusted for increases in the cost of living specified by the Department of the Treasury, effective January 1 of each calendar year and applicable with respect to the Limitation Year ending with or within such calendar year; or

(2)	100 percent of the Participant’s Compensation for the Limitation Year.
If the Limitation Year is changed, the limitations of this section shall be separately applied to the short Limitation Year that begins with the first day of the current Limitation Year and that ends on the day before the first day of the first Limitation Year for which the change is effective. The dollar limitation of subsection (a)(1) with respect to the short Limitation Year is equal to the product of the applicable dollar limitation for the calendar year in which the Limitation Year ends and a fraction with a numerator equal to the number of months (including any fractional parts of a month) in the Limitation Year and a denominator equal to 12.
(b)	Annual Addition means the sum of the following amounts for a Limitation Year with respect to each Participant: Employer Contributions, Before-Tax Contributions, forfeitures, excess amounts treated as Employer Contributions pursuant to subsection (e), the Participant’s After-Tax Contributions, and similar amounts under other qualified defined contribution plans maintained by any Employer or Affiliate in which the Participant is a covered employee.
Amounts allocated to a post-retirement medical account described in Code section 415(1)(2) or 419A(d)(2) shall be treated as an Annual Addition when applying the dollar limitation of subsection (a)(1).
To the extent required by regulations, contributions do not fail to be Annual Additions because they are excess deferrals within the meaning of Code section 402(g), excess contributions within the meaning of Code section 401(k), or excess aggregate contributions within the meaning of Code section 401 (m) which are distributed.
Rollover contributions and loan payments may not be treated as Annual Additions.
(c)	Additional Definitions. For the purpose of this section, Affiliate means Affiliate as defined in section 2.1(c), except that the phrase “more than 50 percent” shall be substituted for the phrase “at least 80 percent” each place it appears in Code section 1563(a)(1). Limitation Year means the Plan Year.
(d)	Excess Amounts. If, as a result of a reasonable error in estimating the Compensation or Elective Deferrals, or because of the allocation of forfeitures for any Limitation Year, it is necessary to limit the allocation of an amount to a Participant’s Account to comply with subsection (a), the Plan
(1)	first, shall refund to the Participant, to the extent necessary and as soon as is administratively feasible, the amount of the Unmatched After-Tax Contributions and any earnings thereon;

(2)	second, shall pay to the Participant, to the extent necessary and as soon as administratively feasible, the Unmatched Before-Tax Contributions, if any, made on behalf of the Participant and any earnings thereon;

(3)	third, shall pay to the Participant, to the extent necessary and as soon as administratively feasible, the amount of the Matched After-Tax Contributions made on the Participant’s behalf and earnings thereon. The Employer Matching Contributions made with respect to such Matched After-Tax Contributions and earnings thereon shall be held in a suspense account and used in the next Limitation Year as an Employer Matching Contribution;

(4)	fourth, shall pay to the Participant, to the extent necessary and as soon as administratively feasible, the amount of the Matched Before-Tax Contributions made on the Participant’s behalf and any earnings thereon. The Employer Contributions made with respect to such Matched Before-Tax Contributions and any earnings thereon shall be held to a suspense account and used in the next Limitation Year as an Employer Contribution; and

(5)	fifth, Employer Performance Contributions and any earnings thereon shall be held in a suspense account and used in the next limitation year as an Employer Contribution.
If the limitation of subsection (b) is exceeded, the accrued benefit of the Participant under the defined benefit plan shall be reduced to the extent necessary to satisfy such limitation.
4.10 Deductibility Limitation
No Employer Contributions may be made to the Plan in excess of the amount that may claimed as an income tax deduction under the Code.
4.11 Contributions for Reemployed Veterans
Notwithstanding any provisions of the Plan to the contrary, effective as of December 12, 1994, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Code section 414(u) or any other applicable federal law governing such matters. Loan repayments will be suspended under this Plan as permitted under Code section 414(u)(4).

Article 5. Investments and Accounting
5.1 Investments
(a)	Investment Funds; Company Stock Fund. The Committee shall identify to the Trustee those Funds to be made available for the investment of contributions, and shall have the right to establish additional Funds from time to time to implement and carry out investment objectives and policies established by the Committee. The Committee may also direct the Trustee to establish a Fund that is invested primarily or entirely in qualifying employer securities as defined in ERISA Section 407(d)(5) (“Company Stock Fund”). The Committee may limit the type and amount of contributions that may be invested in the Company Stock Fund.

(b)	Elections. A Participant may elect that his or her Before-Tax Contributions, After-Tax Contributions, Employer Contributions, and Rollover Contributions be invested in increments of 1 percent in any one or more of the Funds such that the total equals 100 percent. Each type of contribution shall be invested in the same proportions.

Prior to September 1, 2007, no contributions other than Employer Matching Contributions may be invested in the Company Stock Fund. On or after September 1, 2007, all contributions under the Plan may be invested in the Company Stock Fund; provided, however, that the Committee may, at any time after September 1, 2007, limit the type and amount of contributions that may be invested in the Company Stock Fund. Notwithstanding the above, on or after January 1, 2007 and prior to September 1, 2007, certain Participants were inadvertently permitted to invest contributions other than Employer Matching Contributions in the Company Stock Fund. These occasional investments did not discriminate in favor of highly compensated Employees, as defined under Code Section 414(q).

When starting participation in a Plan, the Participant must file an investment election in the manner prescribed by the Committee. A Participant may change the investment election in the prescribed manner to be effective as of the first business day of a calendar quarter or other date prescribed by the Committee.

(c)	Transfers Between Funds. A Participant may elect to transfer amounts from one Fund to another in the manner and within the time prescribed by the Committee. The transfer shall be effective on the first business day of the first quarter (or other date prescribed by the Committee) following the receipt of the Participant’s election by the Committee. The amount to be transferred shall be specified in a whole percentage or a dollar amount. A specified percentage shall be applicable to each of the Participant’s Accounts that are invested in the specified Fund. Notwithstanding the foregoing, only Employer Contributions may be invested in the Company Stock Fund.
5.2 Plan Accounting and Allocation of Investment Earnings
The Accounts and Funds shall be valued as of each Valuation Date at their fair value determined on the basis of generally accepted accounting principles. Earnings, gains, and losses (realized or unrealized) for each Fund shall be allocated to the portion (“subaccount”) of a Participant’s Account maintained with respect to that Fund, in the same ratio that the value of the subaccount bears to the sum of the values of all Participants’ subaccounts maintained with respect to that Fund. The Committee shall adopt rules for determining the appropriate Valuation Dates to be used to determine the amount of withdrawals and distributions. Before-Tax Contributions, Employer Matching Contributions, and Employer Performance Contributions shall be credited to Participants’ Accounts as of a date not later than the last day of the Plan Year for which the services relating to contributions were rendered. For the purpose of Code section 404, Before-Tax Contributions, Employer Matching Contributions, and Employer Performance Contributions shall be credited to Participants’ Accounts as of a date not later than the last day of the Employer’s taxable year for which a federal income tax deduction is claimed for such contributions. Pursuant to rules and regulations of the Internal Revenue Service, the Committee may adopt a rule designating all or certain Accounts as constituting a separate contract for the purposes of Code section 72.
5.3 Plan Expenses
Brokerage fees, transfer taxes, and other expenses incident to the purchase or sale of securities and other investments by the Trustee shall be deemed to be part of the cost of such securities and investments, or deducted in computing the proceeds of a sale, as the case may be. All other investment expenses and expenses of administering and managing the Plan, the Trust Agreement, and the Trust Fund shall be paid from the Trust Fund, unless paid by the Employers.
5.4 Imposition of Reasonable Restrictions
The Committee may impose reasonable restrictions on the investment elections of Participants (or Beneficiaries or alternate payees), such as restrictions on the frequency with which that person is able to transfer funds from one Investment Fund to another, if the Committee determines that the restrictions are necessary to comply with applicable law (e.g., securities laws), necessary to comply with rules imposed by an Investment Fund (e.g., restrictions by an Investment Fund intended to prevent market timing), necessary to prevent an Investment Fund from refusing to accept funds from this Plan, appropriate to prevent decreases in the value of the Investment Fund for other Participants (or Beneficiaries or alternate payees), or for other similar reasons.

Article 6. Distributions
6.1 Distributions After Termination and At Required Beginning Date
(a)	In General. Except as otherwise provided in this section, a Participant who terminates employment with all Employers and Affiliates or ceases active employment on account of a Disability may receive a distribution of the vested balance credited to his or her Account in one of the forms of payment listed in section 6.3. A Participant’s vested balance credited to his Account shall be distributed to him no later than 60 days after the close of the Plan Year in which occurs the latest of his Normal Retirement Date, the tenth anniversary of the year in which he commenced participation in the Plan, or the date of his termination of employment, unless the Participant affirmatively elects to delay distribution as provided in paragraph (b)(1) below. A Participant who attains age 70 1/2 must start benefit payments not later than the Required Beginning Date as defined below.
For the purposes of this section, a transfer of the employment relationship on account of a sale or other disposition of an Employer or an Affiliate or a division thereof or on account of a corporate restructuring shall not be considered to be a termination of employment, except where expressly stated in a Plan.
(b) Deferral of Benefit Payments.
(1)	In General. Except as provided in paragraph (2), a Participant who has terminated employment with the Employer and all Affiliates may defer the start of benefit payments until the Required Beginning Date.

(2)	Small Amounts; Mandatory Cashouts.
(A)	Persons Terminating After 1998. A Lump Sum Distribution shall be paid to a Participant if—
(i)	the Participant terminates employment from the Employer and all Affiliates after 1998 or the Participant has an Annuity Starting Date after 1998 following a termination of employment, and

(ii)	the amount of such Participant’s entire balance under all Accounts at such termination of employment or at such Annuity Starting Date is $5,000 or less.
The Lump Sum Distribution shall be payable to the Participant as of the first day of the month following the termination of employment or as of such Annuity Starting Date.
(B)	Distributions on and After March 28, 2005. Notwithstanding subparagraph (A)(ii) above, in the case of distributions to a Participant made on or after March 28, 2005, the “$5,000 or less” dollar limit described above shall be replaced by a “$1,000 or less” dollar limit. If the Participant’s Account balance exceeds $1,000, the provisions of section 6.3(b) of the Plan shall apply.

The Lump Sum Distribution shall be payable to the Participant as of the first day of the month following the termination of employment or as of such Annuity Starting Date.
(3)	Consent to Distribution Before Required Beginning Date. If paragraph (2) does not apply to a Participant, a distribution may be made to the Participant before he or she attains the Required Beginning Date only if the Participant elects the distribution in writing or in another permissible manner prescribed by the Committee.
An election to receive a distribution of benefits before the Required Beginning Date is valid only if the Participant is furnished with an explanation of his or her right to start benefit payments at the Required Beginning Date or an earlier date selected by the Participant. The election and the explanation of the election shall be as described in sections 6.4(b) and 6.4(b).
(c)	Required Beginning Date. Notwithstanding anything in the Plan to the contrary, a Participant must start receiving benefit payments not later than the Required Beginning Date in amounts that satisfy section 6.3(c) (minimum distribution amounts). The Required Beginning Date shall be April 1 of the calendar year following the later of
(1)	the calendar year in which the Participant attains age 70 1/2, or

(2)	effective January l, 1997, in the case of a Participant who is not a Five-Percent Owner, the calendar year in which the Participant terminates employment from the Employer and all Affiliates.
6.2 Distributions Upon Death Before Annuity Starting Date.
If a Participant dies before distributions from the Account have started pursuant to section 6.1, the Beneficiary shall receive a Lump Sum Distribution of the entire value credited to his or her Account, or the Beneficiary may elect an installment payout over a period not to exceed the life expectancy of the Beneficiary as determined under IRS regulations under Code section 401(a)(9). The Beneficiary shall make the election within a reasonable period following the Participant’s death as specified by Committee rules. The Beneficiary (including a spouse) may not defer the payment of the death benefit.
6.3 Forms of Payment
(a)	In General. The normal form of benefit payment shall be a Lump Sum Distribution. In lieu of the normal form, a Participant (or the Beneficiary in the case of a death benefit) may elect an Installment Payout pursuant to section 6.4, subject to the mandatory cashout provision under section 6.1(b)(2).
If an Account is invested in the Company Stock Fund, the provisions of Supplement B shall apply, and the Participant (or the Beneficiary) may elect a distribution in (1) cash or (2) whole shares of stock and uninvested cash allocated to the Fund, but not a combination of (1) and (2). Cash shall be distributed in lieu of fractional shares. A distribution of stock is available only if a Lump Sum Distribution is elected.

(b) Definitions-Forms of Payment.
(1)	Lump Sum Distribution. A single payment equal to the entire amount credited to the Participant’s Accounts.

(2)	Extended Installment Payout. A series of monthly, quarterly, or annual cash payments over a period designated by the Participant that may not exceed the joint and last survivor life expectancies of the Participant and the Beneficiary as determined under Treasury regulation 1.72-9. Upon the death of the Participant, the remaining balance of the Participant’s Account shall continue to be payable to the Beneficiary in installments or may be payable as a Lump Sum Distribution. The amount distributable shall be subject to the minimum distribution rules of subsection (c).

(3)	Fixed Installment Payout. Effective for distributions commencing on or after January 1, 2008, a series of monthly, quarterly, or annual cash payments, each of which is equal to a fixed, constant amount elected by the Participant. Upon the death of the Participant, the remaining balance of the Participant’s Account shall continue to be payable to the Beneficiary in the same fixed installment amount, or may be payable as a Lump Sum Distribution, at the election of the Beneficiary. Notwithstanding the above, the amount distributable shall be subject to the minimum distribution rules of subsection (c) below, and if necessary, the amount of the annual fixed installments distributed from the Plan shall be increased, in order to comply with such minimum distribution rules.
(c) Minimum Distribution Amount.
(1)	In General. A Participant who has attained the Required Beginning Date shall receive a distribution for each calendar year that is not less than the Minimum Distribution Amount described in paragraph (2). The Minimum Distribution Amount for the first distribution year must be paid by April 1 of the calendar year that follows the first distribution year. Effective January 1, 1997, the first distribution year means the later of the calendar year in which the Participant attains age 70 1/2 or, in the case of a Participant who is not a Five-Percent Owner, the calendar year in which the Participant terminates employment. The Minimum Distribution Amount for the calendar year that follows the first distribution year must be paid not later than December 31 of such calendar year.

(2)	Minimum Distribution Amount. The Minimum Distribution Amount for the first distribution year is an amount determined by dividing the value of the Participant’s Account as of the end of the preceding calendar year (as adjusted pursuant to Treasury regulations prescribed under Code section 401(a)(9)) by the applicable life expectancy of the Participant or the joint and last survivor life expectancy factor of the Participant and his Beneficiary prescribed by Treasury regulations. In subsequent years, the value of the Account as of the end of the preceding calendar year (as adjusted) shall be used and the life expectancy factor shall be the life expectancy factor with respect to the first distribution year reduced by the numbers of years that have elapsed since such year. The final regulations under Code section 401(a)(9)

shall be applicable for minimum distributions relating to calendar years beginning on or after January 1, 2002 and the Uniform Lifetime Table described in those final regulations shall be used on or after that date for purposes of determining the Minimum Distribution Amount, except when the Participant’s sole Beneficiary is a spouse who is more than ten years younger than the Participant.
6.4 Election of Forms of Payment
(a)	Election Only After Required Notice During Election Period. An election of a form of payment or the revocation of a form of payment may be made only after the notice described in this section has been furnished to a Participant and only during the election period. No Participant may elect a form of payment or reject a normal form before the start of the election period. The Participant may revoke an election during the election period. An election to receive payment in a particular form of payment described in section 6.3 shall be made in the manner prescribed by the Committee.

(b)	Time of Notice and Election Period.
(1)	In General. Except as otherwise provided, the notice described in subsection (d) shall be mailed, personally delivered, or otherwise communicated so that it reaches the attention of the Participant not more than 90 days before the Participant’s Annuity Starting Date and not less than 30 days before the Annuity Starting Date. The election period during which a Participant may reject the normal form of payment shall be the period starting 30 days after the required notice has been furnished and ending on the Annuity Starting Date.

(2)	30-Day Waiting Period. If the prescribed notice cannot be furnished at least 30 days before the Annuity Starting Date, it shall be furnished as soon as administratively practicable. However, the Participant shall have at least 30 days following the furnishing of the notice to consider the available elections and no payment may be made to the Participant until the 30-day period has expired.

(3)	Waiver of 30-Day Waiting Period. Notwithstanding paragraphs (1) and (2), the Committee rules may allow a Participant to affirmatively elect to waive the 30-day period and to elect to receive an earlier distribution if
(A)	the Participant is permitted to revoke the waiver and distribution election at least until the Annuity Starting Date, or, if later, at any time before the expiration of the 7-day period that begins after the day after the notice is furnished to the Participant, and

(B)	the Plan makes no payment in accordance with the affirmative election before the expiration of the 7-day period that begins the day after the required notice is furnished to the Participant.
6.5 Beneficiary
(a)	General. Subject to subsection (c), “Beneficiary” means the person or persons (who may be named contingently or successively), including a trust or an estate, designated by a Participant, to whom the Participant’s Account will be paid on account of the

Participant’s death. Each designation will revoke all prior designations by the same Participant. A designation shall be made in the manner prescribed by the Committee, and will be effective only when filed as prescribed by the Committee. If no Beneficiary is designated or a designation is revoked in whole or in part, or if a designated Beneficiary does not survive, the Account balance shall be payable to the Participant’s estate, or at the discretion of the Committee, to the first class of the following classes of automatic Beneficiaries then surviving and in equal shares if there are then more than one in each class: the Participant’s
     (1) surviving spouse;
     (2) surviving children;
     (3) surviving parents; and
     (4) surviving brothers and sisters.
(b)	Participants in A&W Plan. Subject to subsection (c), any beneficiary designation made by a Participant who participated in the A&W Plan prior to the Closing Date shall continue in effect as though such beneficiary designation had been made under the Plan, unless and until a new beneficiary designation is made by such Participant.

(c)	Married Participants. Notwithstanding subsections (a) or (b), in the case of a married Participant, the spouse of the Participant shall be the Beneficiary unless
(1)	the Participant has designated another person as the Beneficiary,

(2)	the spouse has consented to the designation of the specific nonspouse Beneficiary, including any class of Beneficiaries or any contingent Beneficiaries,

(3)	the spouse acknowledges the effect of such election,

(4)	the spouse’s consent is in writing, and

(5)	the consent is witnessed by a notary public or an authorized representative of the Plan.

The spouse’s consent is not required if the spouse cannot be located or if the Participant furnishes the Company a court order decreeing that the Participant and the spouse are legally separated or that the spouse has abandoned the Participant. The preceding sentence does not apply to the extent provided in a qualified domestic relations order under Code section 414(p).

Article 7. In-Service Withdrawals and Loans
7.1 In General
(a)	Restriction on Withdrawals. Except as provided in this Article, no Participant may withdraw amounts from his or her Accounts before terminating employment from the Employer and all Affiliates. However, a Participant who remains employed by the Employer or an Affiliate may withdraw without penalty all or a portion of his or her Accounts after attaining age 59-1/2 or after suffering a Disability. A request for a withdrawal shall be filed with the Plan at the time and in the manner prescribed by the Committee. Committee rules may require that the amount of a withdrawal under this Article exceed a minimum amount that may not exceed $1,000, and such rules may also provide exceptions to the minimum amount requirement in the case where the Participant withdraws his entire Account or subaccount.
In a Plan Year, only two hardship withdrawals pursuant to section 7.4 and only one withdrawal for other reasons are permitted, unless the Committee rules provide otherwise.
(b)	Order of Withdrawal.
(1)	If a Participant requests a withdrawal under this Article from an After-Tax Contributions Account, payment shall be made first from the Unmatched After- Tax Contributions Account, and if that Account is exhausted, then from the Matched After-Tax Contributions Account. If the withdrawal is from the Before-Tax Contributions Account, payment shall be made first from the Unmatched Before-Tax Contributions Account, and if that Account is exhausted, then from the Matched Before-Tax Contributions Account.

(2)	No withdrawal may be made from the Before-Tax Contributions Account unless the After-Tax Contributions Account has been exhausted.

(3)	If an Account is invested in more than one Fund, Committee rules shall determine the method of drawing on the Funds.
7.2 In-Service Withdrawals from the After-Tax Contributions Account
A Participant may request a withdrawal of amounts from the After-Tax Contributions Accounts by filing a request with the Plan in the manner prescribed by the Committee. The request may be filed at any time subject to rules of the Committee concerning the frequency of such withdrawals. A withdrawal on account of a hardship must satisfy the requirements of section 7.4.
7.3 In-Service Withdrawals of Before-Tax Contributions
(a)	In General. A Participant may receive a distribution from the Before-Tax Contributions Account before terminating employment from the Employer and all Affiliates only if he or she has attained age 59 1/2, incurred a Disability, or has satisfied the requirements for a hardship withdrawal under section 7.4.

(b)	Limitation on Amount of a Hardship Withdrawal. The amount of a hardship distribution from the Before-Tax Contributions Account may not exceed the sum of

(1)	the total Before-Tax Contributions made on behalf of the Participant reduced by prior distributions, and

(2)	the earnings credited to the Before-Tax Contributions Account as of December 31, 1988.
7.4 Hardship Withdrawals
(a)	In General. A Participant may receive an in-service distribution from the After-Tax Contributions Account, and if that Account has been exhausted, from the Before-Tax Contributions Account if
(1)	the withdrawal is on account of a financial need constituting a hardship as described in subsection (b), and

(2)	the withdrawal is necessary to satisfy the need as determined under subsection (c).
After a withdrawal under this section, a Participant will cease to be an Eligible Employee for the following 12 calendar months. No distribution from the Employer Matching Contributions Account may be made pursuant to this section.
(b)	Financial Hardship. A financial hardship is deemed to exist as a result of the following financial obligations:
(1)	medical expenses described in Code section 213(d) previously incurred by the Participant, the Participant’s spouse, or any dependents of the Participant (as defined in Code section 152), or necessary for these persons to obtain medical care described in section 213(d);

(2)	the costs (excluding mortgage payments) directly related to the purchase of a principal residence for the Participant;

(3)	payment of tuition and related fees for the next 12 months of postsecondary education for the Participant, his or her spouse, children, or dependents;

(4)	the need to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant’s principal residence;

(5)	the cost of a funeral for the Participant or a member of the Participant’s family;

(6)	effective as of January 1, 2008, expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code section 165 (determined without regard to whether the loss exceeds 10 percent of adjusted gross income); or

(7)	the cost of a similar emergency.
(c)	Necessity for Distribution. A distribution will not be treated as necessary to satisfy an immediate and heavy financial need of the Participant to the extent that it is in excess of the amount required to relieve the financial need (including amounts necessary to pay any taxes or penalties reasonably anticipated to result from the distribution) or to the extent such need may be satisfied from other resources that are reasonably available to the Participant. A Participant’s resources will be deemed to include those assets of his or her spouse and minor children that are reasonably available to the Participant. A distribution will be deemed necessary to satisfy a financial need described in subsection (b) if the Participant represents in the manner prescribed by the Committee that the need cannot be relieved
(1)	through reimbursement or compensation by insurance or otherwise,

(2)	by reasonable liquidation of the Participant’s assets to the extent that such liquidation would not itself cause an immediate and heavy financial need,

(3)	by cessation of voluntary contributions under this Plan or any other deferred compensation plan, or

(4)	by other distributions or nontaxable loans from plans or by borrowing from commercial sources on reasonable commercial terms.
7.5 In-Service Withdrawals from the Rollover Contributions Account
A Participant may request a withdrawal of amounts from the Rollover Contributions Account at any time subject to rules concerning the frequency of such withdrawal.
7.6 Loans
(a)	Committee Authority. The Committee may adopt such rules as it may deem necessary or appropriate to implement the provisions of this section, or may adopt other rules for loans, consistent with applicable law and regulations.

(b)	Eligibility. Subject to subsection (d) (relating to frequency), a Participant who is actively employed by an Employer or Affiliate shall be eligible to request a loan for any reason pursuant to this section.

(c)	Spousal Consent. If a Participant is married, a request for a loan must be accompanied by the consent of the spouse, but only in the case of loans that are paid out to the Participant prior to April 1, 2006.

(d)	Frequency of Loans. The provisions of this subsection apply to all loans unless the Committee rules provide otherwise. The Plan may make only one loan to a Participant in any 12 calendar-month period. A Participant may have only one General Purpose Loan and only one Home Loan may be outstanding at the same time. No new Home Loan may be made to a Participant unless any prior Home Loan has been fully discharged for 90 days, and no new General Purpose Loan may be made unless any prior general purpose loan has been fully discharged for 90 days. Notwithstanding the preceding sentence, the 90-day waiting period shall be eliminated in the case of loans that are paid out to the Participant on or after April 1, 2006.

(e)	Term of a Loan. The term of a loan may not extend beyond the earlier of (1) termination of employment or (2) in the case of a General Purpose Loan, the fifth anniversary of the date of the loan, or in the case of a Home Loan, the twentieth anniversary.

A Home Loan means a loan to be used to acquire a dwelling unit that, within a reasonable time after the loan is made, will be used as the principal residence of the Participant. The Plan shall require evidence that a loan will be used for such purpose. Committee rules may deem a loan as incurred to acquire a principal residence if expenditures to acquire the residence are made within 90 days before or after the date that the loan is made. A plan loan will not qualify as a Home Loan if it is used to construct, rehabilitate, or improve a residence. A loan to repay an existing loan from a third party will be deemed to be for a principal residence if the proceeds of the third-party loan were used to acquire a principal residence and the Plan loan is made within the 90-day period before or after the expenditure to acquire the residence.
A General Purpose Loan means a loan that is not a Home Loan.
(f)	Funding of a Loan; Loan Accounts. Upon the approval of a loan request, the Plan shall liquidate all or a portion of the investments held in the Participant’s Accounts in the order prescribed by Committee rules. Any of a Participant’s Accounts may be used to fund a loan to the Participant.
If any Account to be liquidated is invested in more than one Fund, the amount of a particular Fund to be liquidated is the product of the total amount to be liquidated under the Account and a fraction with a numerator equal to the amount of the Account invested in the Fund and a denominator equal to the total balance credited to the Account.
The proceeds from the liquidation of the investments will be credited to a Loan Account that is a subaccount of the Participant’s Accounts. For the purpose of the allocation of gains, losses, and earnings of the Trust Fund, a Loan Account is deemed to be invested only in a loan to the Participant and shall be increased by interest at the loan interest rate and decreased by the portion of each payment allocable to the Loan Account. No in-service distribution may be made from an Account in an amount that would exceed the excess of the total balance credited to the Account over the amount of the Loan Account under that Account.
Upon the receipt of the promissory note described below, a loan shall be made from the Loan Account to the Participant.
(g) Loan Amount.
(1)	In General. The minimum loan amount is $1,000, but the total amount may not exceed the amount prescribed by paragraph (2).

(2)	Maximum Loan Amount. The amount of a loan may not exceed the lesser of
(A)	$50,000 reduced by the amount of the highest outstanding loan balance in the prior 12 months, or

(B)	50 percent of the nonforfeitable amount of the Participant’s entire balance under all Accounts.
For the purpose of subparagraph (B), the balance of a Participant’s nonforfeitable Account is determined as of the most recent Valuation Date within the 12-month period before the loan date,

adjusted solely for distributions and contributions made after such Valuation Date but before the date of the loan.
(h)	Interest. A loan shall bear a reasonable rate of interest, as determined by the Committee, that will be fixed for the entire term of the loan. Such rate is determined by taking into account the interest rates being charged at the time the loan is granted on loans of a comparable nature. Unless Committee rules provide otherwise, the interest rate for a loan requested after the fourth day of a calendar quarter will be equal to the applicable rate described below determined as of the last day of the calendar quarter immediately preceding the date that the Participant’s loan request is received by the Committee. The applicable interest rate will be equal to
(1)	in the case of a General Purpose Loan, the sum of (A) the annual rate for a five-year United States Treasury Note on the last day of the calendar quarter immediately preceding the date that the Participant’s loan application is filed with the Plan and (B) two percentage points, and

(2)	in the case of a Home Loan, the standard lending rate for 20-year fixed rate home mortgage loans of a major commercial bank designated by the Committee.
The loan rate will not be changed for a calendar quarter if the foregoing rules would produce a change in the rate of less than one-half of one percentage point.
(i)	Payments. Repayment of the loan principal and payment of the interest thereon will be made by approximately equal payments that will permit the loan to be fully amortized over the term of the loan.
Subject to Treasury regulations and Committee rules, the preceding sentence will not apply to a period when a Participant is on an authorized leave of absence without pay for up to one year.
A Participant shall make required payments by payroll deductions in each payroll period. If a Participant’s pay is insufficient to make payments in full, the amount of the deficiency shall be paid by personal check. Payment by personal check in other circumstances may be made to the extent permitted by Committee rules.
A prepayment of the entire remaining balance of the loan and accrued interest may be made by personal check at any time without penalty. A prepayment of a portion of the remaining balance may be made to the extent permitted by Committee rules.
The portion of each payment that is attributable to repayment of the principal of a loan will reduce a Participant’s Loan Account under each Account in the order that is converse to that prescribed pursuant to subsection (c) and will be invested in accordance with the Participant’s current investment direction pursuant to section 5.1(b).
Pursuant to Code section 414(u), Committee rules may permit the suspension of the obligation to repay a loan for a period during which the Participant is performing services in the uniformed services of the United States.

(j)	Security and Default. A Participant’s obligation to repay a loan and interest thereon shall be secured by his or her Accounts. If a Participant fails to make a required payment and the Committee determines that the loan is in default, the unpaid balance of the loan and accrued interest shall be deducted from the Loan Accounts and, if necessary, from the remaining portion of each Account in the converse order of that prescribed pursuant to subsection (c) until the total amount of the unpaid balance and accrued interest has been reached. The promissory note shall then be canceled. The amount deducted from the Accounts shall be treated as a distribution to the Participant.
Notwithstanding the foregoing, no amount may be deducted from the Accounts until an event that would otherwise entitle the Participant to a distribution from that Account.
(k)	Promissory Note. A loan shall be evidenced by a promissory note in such form and containing such terms as the Committee shall direct, subject to the provisions of this section.

(l)	Loan Restrictions. The Committee may impose reasonable restrictions on the ability of a Participant to take out a loan from the Plan, or on the terms of such a loan, to the extent required to comply with applicable law (e.g., securities law or Sarbanes Oxley).

Article 8. Benefit Claims and Other Payment Rules
8.1 Application for Benefits
Each person eligible for a benefit under the Plan shall apply for such benefit in the manner prescribed by the Committee. Each such person shall also furnish the Plan with such documents, evidence, data, or information in support of such application as the Plan considers necessary or desirable.
8.2 Denial of Claims
If any claim for benefits under the Plan is wholly or partially denied, the claimant shall be given notice in writing of such denial within 90 days after receipt of the claim, setting forth the following information:
(a)	the specific reason or reasons for the denial;
(b)	specific reference to pertinent Plan provisions on which the denial is based;
(c)	a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;
(d)	an explanation that a full and fair review by the Committee of the decision denying the claim may be requested by the claimant or the claimant’s authorized representative by filing with the Committee, within 60 days after such notice has been received, a written request for such review; and
(e)	if such request is so filed, the claimant or the claimant’s authorized representative may review pertinent documents and submit issues and comments in writing within the same 60-day period specified in subsection (d) above.
If special circumstances require an extension of time beyond the 90-day period, the claimant shall be so advised in writing within the initial 90-day period. An extension may not exceed an additional 90 days.
The decision of the Committee shall be made promptly, and not later than 60 days after the Committee’s receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. The claimant shall be given a copy of the decision promptly. The decision shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based.
8.3 Due Date for Payments
(a)	General. Except as otherwise provided and subject to subsection (b) below, payments to a Participant or Beneficiary shall be made as soon as practicable following the completion of the valuation process for the Valuation Date which determines the amount of the payment.
(b)	Deferral to Ascertain Benefit or Locate Participant. If payment cannot be made on a date it is required to be made because the Committee, after making reasonable efforts,

cannot locate a Participant or Beneficiary or the amount of the payment cannot be ascertained, a payment retroactive to the required date shall be made no later than 60 days after the earliest date on which the amount of the payment can be ascertained and the date on which the Participant or Beneficiary has been located.
8.4 Nonassignability
No Account or benefit under this Plan may be anticipated, assigned (either at law or in equity), alienated or subject to attachment, garnishment, levy, execution, or other legal or equitable process (whether voluntary or involuntary). However, an Account or benefit may be reduced, offset, or transferred to the extent permitted under Code section 401(a)(13), including a reduction or offset for taxes required to be withheld, amounts assigned by a qualified domestic relations order, and amounts required to be paid to the Plan pursuant to a judgment, order, decree, settlement agreement or other order to pay that provides for an offset of benefits payable under the Plan.
The Committee shall establish a procedure to determine the qualified status of a domestic relations order and to administer distributions under a qualified order.
8.5 Missing Persons
If the Committee is unable to locate a proper payee within one year after an Account becomes payable, the Committee may treat the balance credited to the Account as a forfeiture; however, if a claim for benefits is subsequently presented by a person entitled to a payment, the forfeited amount shall be recredited to the Account upon verification of the claim, except for those amounts that have been paid pursuant to an escheat or other applicable law. Forfeitures restored under this section shall be paid from current forfeitures, and if insufficient, from an additional Employer Contribution.
8.6 Incapacity
If, in the opinion of the Committee, any Participant (or Beneficiary) becomes unable to handle properly any property distributable under the Plan, the Committee may make any arrangement for distribution on such Participant’s behalf that it determines will be beneficial to such Participant, including (without limitation) distribution to such Participant’s guardian, conservator, spouse, or dependent, and such distribution so made shall be a complete discharge of the liabilities of the Plan with respect to the Participant.
8.7 Withholding Taxes
The Employer or Trustee may withhold from a Participant’s compensation or any payment under this Plan any taxes required to be withheld with respect to contributions or benefits under this Plan and such sum as the Employer or Trustee may reasonably estimate as necessary to cover any taxes for which they may be liable and which may be assessed with respect to contributions or benefits under this Plan.
8.8 Direct Rollovers; Withholding
(a) Direct Rollovers.
(1)	In General. In the case of a distribution (or a withdrawal) that would be an eligible rollover distribution within the meaning of Code section 402 if made to the Participant or Beneficiary (“distributee”), the distributee may elect (subject to spousal consent requirements if applicable) to the extent required by law and regulation and in the manner prescribed by the Committee, to have such distribution paid directly to an eligible retirement plan (as defined in Code section 401(a)(31)). Effective for distributions made after December 31, 2001, the term “eligible retirement plan” shall include an annuity contract under Code section 403(b) or a governmental plan under Code section 457(b).

The amount of such direct rollover shall be limited to the amount of the eligible rollover distribution that would otherwise be includible in the distributee’s gross income in the absence of a direct transfer and without regard to the rollover rules of Code sections 402 and 403. A distributee may make an election pursuant to this section only after the distributee has received the notice prescribed by paragraph (2). A distributee shall be permitted to authorize a direct rollover of a portion of an eligible rollover distribution.

Notwithstanding anything herein to the contrary, a distribution received after December 31, 1998 on account of a hardship withdrawal pursuant to section 7.4 shall not constitute an eligible rollover distribution.

(2)	Notice. The Committee shall furnish to a distributee a notice in writing or other media permitted by IRS regulations and at the time prescribed in paragraph (3) that describes
(A)	the rules under which the distributee may elect to have an eligible rollover distribution paid in a direct rollover to an eligible retirement plan;

(B)	the rules that require withholding of tax on the eligible rollover distribution if it is not paid in a direct rollover;

(C)	the rules under which the distributee will not be subject to tax if the distribution is contributed to an eligible retirement plan within 60 days of the distribution; and

(D)	if applicable, special rules regarding the taxation of the distribution as specified in Code sections 402(d) and (e) (relating to income averaging and other tax rules).
(3)	Notification Period. Except as provided by regulations, the notice required by paragraph (2) shall be furnished to the distributee under rules comparable to those specified in section 6.4(b) (concerning the notice of available forms of payment). The Plan shall make no payment for 30 days following the date the distributee has been furnished with the notice unless the distributee, after receipt of the notice, has affirmatively elected to make or not to make a direct rollover. A Plan may not make a distribution before the date benefits are otherwise payable under the rules of the Committee.
(b)	Withholding. In the case of an eligible rollover distribution that is not directly transferred to an eligible retirement plan pursuant to subsection (a), the Plan shall reduce the amount of the distribution by the amount of the tax required to be withheld by law and regulations.
(c)	Certain Distributions to Non-spouse Beneficiaries. A distribution that is made on or after January 1, 2008 to a non-spouse Beneficiary, following the death of a Participant, shall be treated as an eligible rollover distribution for purposes of authorizing a direct rollover as described in subsection (a)(1) above. However, the notice requirements described in subsection (a)(2) above shall not apply, and a non-spouse Beneficiary who receives a cash distribution shall not be permitted to roll over such amount.

Article 9. Administration
9.1 The Committee and the Trustee
The Board of Directors or its Chairman shall appoint a Committee (also known as the Employee Benefits Committee) consisting of three or more members who shall serve at the pleasure of the Board of Directors and its Chairman. The Committee is the “named fiduciary” and the “plan administrator” as defined under ERISA. The Committee shall have fiduciary responsibility for the general operations of the Plan. The Trustee shall manage and control the assets of the Trust Fund except to the extent that the Committee or its delegate, pursuant to section 10.1, directs the investment and management of the Trust Fund or to the extent that the Committee selects one or more investment managers to invest and manage the Trust Fund. The Committee may appoint or designate other fiduciaries and may allocate fiduciary responsibilities among fiduciaries, including members of the Committee. Except as provided by law, the Sponsor and its Affiliates shall have no responsibility for the payment of benefits under the Plan and no responsibility for the administration or investment of the Trust Fund.
9.2 Employer Subcommittees
The Committee may designate a subcommittee to carry out any of the Committee’s responsibilities with respect to a Plan.
9.3 Compensation and Expenses
If a member of the Committee (or a subcommittee) is an Employee of the Sponsor or an Affiliate, the member will serve without compensation for his or her services as a member. The Sponsor may reimburse the member for expenses properly and actually incurred.
9.4 Manner of Action
A majority of the members of the Committee constitute a quorum for the transaction of business. All resolutions adopted, and other actions taken by the Committee shall be by vote of a majority of those present at a meeting and constituting a quorum. Upon concurrence in writing of a majority of the members, action of the Committee may be taken without a meeting.
9.5 Chairman, Secretary, Employment of Specialists
The members of the Committee shall elect one of the members as Chairman and shall elect a Secretary who may, but need not, be a member of the Committee. They may authorize one or more of the members or any agent to execute or deliver any instrument in their behalf, and may employ such counsel, auditors, and other specialists and such clerical and other services as they may require in carrying out the provisions of the Plan.
9.6 Administration
(a)	In General. The Committee is responsible for administering the Plan, including instructing the Trustee concerning all payments that should be made out of the Trust Fund pursuant to the provisions of the Plan. The Committee shall have all such powers as may be necessary to carry out the provisions of the Plan and may, from time to time, establish rules for administering the Plan and transacting the Plan’s business. In exercising its authority, the Committee may not discriminate in favor of or against any Participant in a manner prohibited by law. The Plan must be operated for the exclusive benefit of Participants and Beneficiaries.

(b)	Findings of Fact and Interpretation. The Committee shall have the exclusive right to make any finding of fact necessary or appropriate for any purpose under the Plan including, but not limited to, the determination of the eligibility for, and the amount of, any benefit payable under the Plan. The Committee shall have the exclusive right to interpret the terms and provisions of the Plan and to determine any and all questions arising under the Plan or in connection with its administration, including, without limitation, the right to remedy or resolve possible ambiguities, inconsistencies, or omissions, by general rule or particular decision. To the extent permitted by law, all findings of fact, determinations, interpretations, and decisions of the Committee shall be conclusive and binding upon all persons having or claiming to have any interest or right under the Plan.
(c)	Reports and Filings. The Committee shall make all reports or other filings necessary to meet the reporting and disclosure requirements that are the responsibility of “plan administrators” under ERISA.
(d)	Records. All resolutions, proceedings, acts, and determinations of the Committee shall be recorded by the Secretary or under his or her supervision, and all such records, together with such documents and instruments as may be necessary for the administration of the Plan, shall be preserved in the custody of the Secretary.
(e)	Electronic and Other Media. Notwithstanding any provision of the Plan to the contrary, to the extent permitted by law, the Committee may use electronic media in addition to or in lieu of other media, as it deems necessary or appropriate, to conduct transactions, maintain records, make disclosures, reports, and filings, and to otherwise administer the Plan.
(f)	Automatic and Default Elections. To the extent permitted by law, Committee rules may provide that a Participant (or Beneficiary) election will remain in force until the Participant notifies the Committee (in the manner and time prescribed by the Committee) of a modification of such a continuing election. If the Plan requires an affirmative election, the Committee rules may specify that a failure to make a timely affirmative election will be deemed to be a direction to the Plan to take such action specified by the Committee rules. If the Committee adopts a rule pursuant to this subsection, it shall be communicated to the affected Participants and Beneficiaries in a manner that assures timely receipt and a reasonable period for the Participant to modify a continuing election or to make an affirmative election.
9.7 Expenses of Administration
The compensation of the Trustee, any reasonable and proper attorneys’ or management fee incurred in the administration of the Trust Fund or other reasonable and proper Plan expenses shall be paid pursuant to section 5.3.
9.8 Indemnity for Liability
(a)	The Employers shall indemnify and hold harmless each of the following persons (“Indemnified Persons”) under the terms and conditions of section 9.8(b):
(1)	The Committee.

(2)	Each member of the Committee.

(3)	Each Employee or member of the Board of Directors of an Employer who has responsibility (whether by delegation from another person, an allocation of responsibilities under the terms of this Plan document, or otherwise) for a fiduciary duty, a nonfiduciary settler function (such as deciding whether to approve a plan amendment), or a nonfiduciary administrative task relating to the Plan.
(b)	The Employers shall indemnify and hold harmless each Indemnified Person against any and all claims, losses, damages, and expenses, including reasonable attorneys’ fees and court costs, incurred by that person on account of his or her good faith actions or failures to act with respect to his or her responsibilities relating to the Plan. The Employers’ indemnification shall include payment of any amounts due under a settlement of any lawsuit or investigation, but only if the Company agrees to the settlement.
(1)	An Indemnified Person shall be indemnified under this section 9.8 only if he or she gives written notice to the Employers through either their corporate secretary(ies), General Counsel(s) or President(s), of any claim asserted against or any investigation of the Indemnified Person that relates to the Indemnified Person’s responsibilities with respect to the Plan. The notice must be provided promptly after the Indemnified Person becomes aware of the claim or investigation. No indemnification shall be provided under this section 9.8 to the extent that any Employer is materially prejudiced by the unreasonable delay of the Indemnified Person in notifying the Employers of the claim or investigation.

(2)	An Indemnified Person shall be indemnified under this section 9.8 with respect to attorneys fees, court costs or other litigation expenses or any settlement of such litigation only if the Indemnified Person agrees to permit the Sponsor or another Employer to select counsel and to conduct the defense of the lawsuit and agrees not to take any action in the lawsuit that the Sponsor or other Employer believes would be prejudicial to the interests of the Sponsor or other Employer. Subject to the consent of the Indemnified Person, the Employers may enter into a settlement or other agreement to compromise a claim, demand, action or proceeding which has given rise to a notice of claim for indemnity hereunder.

If the Indemnified Person refuses to give consent to the terms of a proposed settlement or compromise which is otherwise acceptable to the Employers, any amount awarded against the Indemnified Person in excess of the amount for which settlement or compromise could have been made by the Employers shall not be recoverable under this agreement, it being further agreed by the parties that in such event the Employers shall only be responsible for costs, charges and expenses up to the time at which settlement could have been made.

(3)	No Indemnified Person, including an Indemnified Person who has Terminated Employment, shall be indemnified under this section 9.8 unless he or she makes himself or herself reasonably available to assist the Employers with respect to the matters in issue and agrees to provide whatever documents, testimony, information, materials, or other forms of assistance that the Employers shall reasonably request.

(4)	No Indemnified Person shall be indemnified under this section 9.8 with respect to any action or failure to act that is judicially determined to constitute or be attributable to the gross negligence or willful misconduct of the Indemnified Person.

(5)	Payments of any indemnity under this section 9.8 shall be made only from the assets of the Employers and shall not be made directly or indirectly from assets of the Plan. The provisions of this section 9.8 shall not preclude such further indemnities as may be available under insurance purchased by the Employers or as may be provided by an Employer under any by-law, agreement or otherwise, provided that no expense shall be indemnified under this section 9.8 that is otherwise indemnified by an Employer or by an insurance contract purchased by an Employer. To the extent permitted by law, the Employers shall be subrogated to all rights which the Indemnified Person may have under all policies of insurance or other contracts pursuant to which the Indemnified Person may be entitled to reimbursement of, or indemnification in respect of, all or any part of the costs, charges and expense which are borne by the Employers pursuant to this agreement.

(6)	Advance Payment of Defense Costs. Except for the indemnities provided for in section 9.8(b)(7), the Employers will advance and pay all reasonable costs, charges and expenses as they are incurred, provided however:
(A)	that no such advancement shall be made unless and until the Indemnified Person has provided to the Employers a written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification by the Employers;

(B)	that no such advancement shall be made unless and until the Indemnified Personal has provided to the Employers a written undertaking by or on behalf of the Indemnified Person to repay all amounts so advanced forthwith if it shall be determined that the Indemnified Person has not met the standard of conduct necessary for indemnification by the Employers;

(C)	that if the Indemnified Person subsequently receives indemnification or reimbursement for all or part of any costs, charges or expenses from a source or sources other than the Employers, the amounts so advanced and paid by the Employers shall be repaid by the Indemnified Person to the Employers forthwith upon request, to the extent that the Indemnified Person receives indemnification or reimbursement from such other source or sources.
(7)	In addition to the other indemnities provided for herein, the Employers shall defend, indemnify and hold Indemnified Person harmless from any loss, liability, damage, or expense, including reasonable attorney’s fees, arising in connection with or resulting from any breach or non-fulfillment or any agreement on the part of the Employers under this section 9.8.

Article 10. Financing
10.1 Trust Fund and Investment Policy
(a)	General. The Sponsor shall maintain a Trust Fund as a part of the Plan in order to implement and carry out the provisions of the Plan and to finance the benefits under the Plan, by entering into one or more Trust Agreements. Any Trust Agreement is designated as, and shall constitute, a part of a Plan, and all rights that may accrue to any person under a Plan shall be subject to all the terms and provisions of such Trust Agreement. The Sponsor may modify any Trust Agreement from time to time to accomplish the purpose of a Plan and may replace the Trustee and appoint a successor Trustee. The assets of a Trust Fund shall not be used for or diverted to purposes other than the exclusive benefit of Participants and Beneficiaries.
(b)	Investment Policy. The Committee shall establish an investment policy for the investment of the Trust Fund in accordance with ERISA and the provisions of the Plan. The Committee shall have the authority and discretion to direct the Trustee, both generally and specifically, with respect to the management and control of the Trust Fund and to appoint an investment manager pursuant to subsection (c). The Trustee shall be subject to the proper directions of the Committee that are made in accordance with the terms of the Plan and that are not contrary to ERISA. The Committee shall periodically review the performance of the Trustee and any investment managers.
(c)	Investment Manager. The Committee shall have the authority to select, appoint, and monitor the performance of one or more investment managers (within the meaning of ERISA section 3(38)) to manage or advise as to the investment of all or any portion of the Trust Fund. Each such investment manger shall satisfy the requirements of ERISA and shall act pursuant to the terms of the applicable investment management agreement or investment advisory agreement. An investment manager shall acknowledge in writing delivered to the Plan and to the trustee its appointment as a fiduciary of the Trust Fund. The investment manager may be terminated at will.
An investment manager appointed under this section shall have sole investment responsibility for that portion of the Trust Fund which it is appointed to manage. Other fiduciaries of the Plan shall be under no duty to question any direction or lack of direction of any investment manager, but may act, and shall be fully protected in acting in accordance with each such direction of an investment manager. Other fiduciaries of the Plan shall have no responsibility for the investment of any asset of the Trust Fund, the management of which has been delegated to an investment manager, or liability for any loss to or diminution in value of the Trust Fund resulting from any action directed, taken, or omitted by an investment manager.
10.2 Contributions
An Employer shall make such contributions to the Trust Fund as are required by the provisions of the Plan, subject to the right of the Sponsor to terminate the Plan or the Employer to withdraw from the Plan. Forfeitures arising under the Plan for any reason shall be used as soon as possible to reduce the Employer’s contributions under the Plan.

10.3 Nonreversion
An Employer shall have no right, title, or interest in the contributions made to the Trust Fund under the Plan and no part of the Trust Fund may revert to an Employer, except that
(a)	If the Internal Revenue Service, upon an initial application, determines that the Plan does not satisfy Code section 401(a), the Trust Fund shall revert to the Employers within one year after such adverse determination; provided that the application for initial qualification is filed by the time prescribed by law for filing the Employers’ return for the taxable year in which the Plan is adopted, or such later date as prescribed by the Internal Revenue Service.
(b)	If a contribution is made to the Trust Fund by an Employer by a mistake of fact, then such contribution (adjusted for losses but not earnings) may be returned to the Employer within one year after the payment of the contribution.
(c)	All contributions are contingent on their deductibility. If a part or all of a contribution is disallowed as a deduction under Code section 404, then to the extent the contribution is disallowed, it shall be returned to the Employer within one year after the disallowance (adjusted for losses but not earnings).
10.4 Transfer of Assets and Liabilities
If a Participant in this Plan becomes a participant in another qualified defined contribution plan maintained by the Employer or Affiliate, assets allocated to the Participant’s Account under this Plan may be transferred, at the direction of the Committee, to his or her account under such other qualified plan. The Plan shall have no further obligation to the Participant.

Article 11. Amendment, Termination, and Merger
11.1 Amendments to Comply with Law
The Sponsor reserves the right to make by amendment such changes in, additions to, and substitutions for the provisions of the Plan, to take effect retroactively or otherwise, as is deemed necessary or advisable for the purpose of conforming such Plans to Code section 401 or to any other present or future federal law relating to trusts and plans of this or similar nature, and to the administrative regulations promulgated pursuant to the Code and such laws.
11.2 Other Amendments and Termination
The Sponsor reserves the right to amend the Plan at any time for any purpose it deems desirable including, but not by way of limitation, to change or modify contributions under the Plan, and to change any provision relating to the distribution or payment, or both, of any account balances. The Sponsor further reserves the right to terminate a Plan at any time. No distribution may be made on account of the termination of the Plan except as permitted by Code section 401(k)(10) and specific provisions of the Plan.
11.3 Authority to Amend
The Sponsor may amend the Plan at any time by a written resolution or other written instrument approved by the Board of Directors. The Committee may amend the Plan through a written resolution or other written instrument, without submitting such amendment to the Board of Directors for approval if the amendment does not-
(a)	deprive the Sponsor or the Employers of their ability to make tax deductible contributions to the Plan pursuant to the Code;

(b)	violate section 11.5 (concerning the exclusive benefit and anticutback rules);

(c)	have the effect of terminating the Plan;

(d)	increase the cost of providing benefits under the Plan by an amount estimated to be more than $200,000 for each of the first five full Plan Years that the amendment would be effective, unless the amendment is for conforming the Plan with legislation, governmental regulations, rules, or interpretive bulletins expressing a public policy or condition with which the Plan must comply;

(e)	revise this Article to increase the Committee’s authority to amend the Plan or derogate from the authority of the Board of Directors; and

(f)	confer any special advantage whether economic or otherwise, whether present or contingent, on the Committee or its members.
11.4 Form of Amendment
Any amendment shall be made by an instrument in writing, signed by the duly authorized officer or officers of the Sponsor or the Chairman of the Committee, as appropriate, certifying that the amendment has been authorized by the Board of Directors or the Committee.

11.5 Limitations on Amendments
The provisions of this Article are subject to the following restrictions:
(a)	No amendment may operate either directly or indirectly to give an Employer an interest in a fund or property held by the Trustee under the terms of this Plan, or to permit corpus or income of the Trust Fund to be used for or diverted to purposes other than the exclusive benefit of persons who are Participants or Beneficiaries.

(b)	Except as permitted by Treasury regulations or to the extent necessary to conform to laws and regulations, no amendment may operate either directly or indirectly to deprive a Participant of the value of his or her nonforfeitable interest, the value of the Account as of the date of the amendment, or eliminate an optional form of benefit with respect to the Account value immediately before the later of the adoption date or the effective date of amendment, adjusted for subsequent earnings, gains, and losses attributable to such values.
11.6 Merger, Consolidation, or Transfer
No merger or consolidation of Plan with, or any transfer of assets or liabilities of the Plan to or from, any other plan may occur unless each Participant in the Plan would be entitled to receive a benefit immediately after the merger, consolidation, or transfer (if the Plan then terminated) which is equal to or greater than the benefit the Participant would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).
In Witness Whereof, the duly authorized officers of PCS Administration (USA), Inc. have executed this instrument this ___ day of December, 2007, but effective as of January 1, 2008.

PCS Administration (USA), Inc.

Attest:	By:

By:

Appendix A. The Employers
The Employers under this Plan are –
PCS Nitrogen, Inc.
PCS Nitrogen Payroll Corporation

Appendix B. Employee Stock Ownership Plan
1.1 The Plan
This Appendix shall be effective as soon as administratively practicable after September 26, 2001 and after the completion of all required filings, notices, and approvals under the securities law of the United States and other applicable laws. Accounts shall be established for each Participant who has amounts allocable to the Company Stock Fund consisting of an account that is designated as a stock bonus plan within the meaning of Code section 401(a)(23) and as an employee stock ownership plan (“ESOP”) within the meaning of Code section 4975(e)(7) and an account consisting of amounts not allocable to such stock bonus plan. The provisions of this Appendix shall apply to the ESOP.
2.1 Definitions
(a)	Company. The term “Company” means the Potash Corporation of Saskatchewan.

(b)	Company Stock. The term “Company Stock” means common stock of the Company that is Publicly Traded Stock.

(c)	Disqualified Person. The term “Disqualified Person” has the meaning given such term by Code section 4975(e)(2).

(d)	ESOP. Unless the context indicates otherwise, the term “ESOP” means the portion of the Plan that is comprised of the ESOP Accounts of all Participants.

(e)	ESOP Account. The term “ESOP Account” means the portion of a Participant’s Account invested in the Company Stock Fund and allocable to the account designated as the ESOP Account.

(f)	Non-ESOP Account. The term “Non-ESOP Account” means the portion of a Participant’s Account that is not allocable to the ESOP Account.

(g)	Participant. The term “Participant” means an individual who has amounts credited to the ESOP Account.

(h)	Publicly Traded Stock. The term “Publicly Traded Stock” means stock that is listed on a national securities exchange registered under section 6 of the Securities Exchange Act of 1934 or that is quoted on a system sponsored by a national securities association registered under section 15A(b) of such Act.
3.1 ESOP Investments and Loans
(a)	Company Stock. The ESOP shall be invested primarily in Company Stock.

(b)	Funding. Except as provided by Committee rule, no contributions may be made directly to the ESOP. Amounts credited to a Participant’s ESOP Account shall be those amounts in the Company Stock Fund that are allocable to the Participant immediately before the establishment of the ESOP, adjusted by amounts transferred to and from the ESOP

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Account, and by the amount of the distributions, earnings and losses attributable to the ESOP Account. Contributions made to the Non-ESOP Account during the Plan Year and invested in the Company Stock Fund shall be transferred by the Plan to the ESOP Account during or after the Plan Year as prescribed by Committee rules.

(c)	ESOP Loans Prohibited. The ESOP may not borrow funds, directly or indirectly, to acquire Company Stock.

(d)	Acquisition and Disposition of Employer Securities.
(1)	General. The Trust may purchase and sell Company Stock only at its fair market value. The Committee may direct the Trustee to buy Company Stock from, or sell Company Stock to, any person, subject to paragraph (2).

(2)	Transactions with Disqualified Persons. No commission may be charged in a transaction involving Company Stock between the Trust and a Disqualified Person and such a transaction shall be for adequate consideration (as defined in ERISA section 3(18)).
4.1 Election to Distribute or Reinvest Dividends on Company Stock
Effective January 1, 2002, in the case of a dividend payable on Company Stock allocated to a Participant’s (or Beneficiary’s) ESOP Account and held by the ESOP on the record date for such dividend, pursuant to Committee rules, the dividend may—
(a)	be paid directly in cash to the Participant (or the Beneficiary),

(b)	be paid to the ESOP and distributed in cash to the Participant not later than 90 days after the close of the Plan Year in which paid, or

(c)	at the election of the Participant—
(1)	be payable as provided in subsections (a) or (b), or

(2)	be paid to the ESOP and reinvested in the Company Stock Fund and credited to the Participant’s ESOP Account.
A distribution of a dividend to a Participant may be made pursuant to this section notwithstanding other provisions to the contrary. A dividend distribution shall be treated as made under a separate contract for the purposes of Code section 72.
5.1 Participant Diversification of Investments
(a)	Protected Right of Qualified Participants to Diversify. This section shall supersede other provisions of the Plan to the extent (if any) that they would limit the rights of a Qualified Participant as described in this paragraph.

(b)	Definitions. For the purpose of this section, the following terms shall have the respective meanings set forth below:

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(1)	Qualified Election Period. The term “Qualified Election Period” means the six-Plan-Year period beginning with the first Plan Year in which an Employee becomes a Qualified Participant.

(2)	Qualified Participant. The term “Qualified Participant” means a Participant who has attained age 55 and who has completed at least ten years of participation in the Plan (or a predecessor plan).
(c)	Alternative Investment Funds. A Qualified Participant shall be permitted to direct the Plan to transfer to an alternative investment fund (not invested in Company Stock) up to 25 percent of the value of the Participant’s ESOP Account. The direction shall be made within 90 days after the last day of each Plan Year during the Participant’s Qualified Election Period. Within 90 days after the close of the last Plan Year in the Participant’s Qualified Election Period, a Qualified Participant may direct the Plan as to the investment of 50 percent of the ESOP Account.

The Participant’s direction shall be provided to the Committee in writing; may be revoked or modified within the applicable 90-day period; and shall be effective no later than 180 days after the close of the Plan Year to which the direction applies.
6.1 Voting and Tender Offer Decisions
(a)	Participant Voting Direction. A Participant (or, in the event of the Participant’s death, the Participant’s beneficiary) shall have the right to direct the Trustee as to the manner in which shares of Company Stock allocated to such Participant’s ESOP Account are to be voted on each matter brought before an annual or special stockholders’ meeting of the Company.
(1)	Participant Information. Before a stockholder meeting, the Committee shall furnish to a Participant (or Beneficiary) a copy of the proxy solicitation material, together with a form requesting confidential directions on how such shares of Company Stock allocated to such Participant’s ESOP Account shall be voted on each such matter.

(2)	Trustee Action. Upon timely receipt of a Participant’s voting directions, the Trustee shall vote as directed the number of shares (including fractional shares) of Company Stock allocated to such Participant’s ESOP Account. The Trustee shall hold the Participant’s instructions in strict confidence and may not divulge or release the instructions to any person, including officers or Employees of the Company. Except as provided by law, the Trustee may not vote shares of Company Stock allocated to Participants’ ESOP Accounts for which it has not received direction.
(b)	Tender Offer Direction. Each Participant (or, in the event of the Participant’s death, the Participant’s Beneficiary) shall have the right, to the extent of the number of shares of Company Stock allocated to such Participant’s ESOP Account, to direct the Trustee in writing as to the manner in which to respond to a tender or exchange offer with respect to shares of Company Stock.

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(1)	Participant Information. The Committee shall use its best efforts to timely distribute to each Participant (or Beneficiary) such information as will be distributed to stockholders of the Company in connection with a tender or exchange offer.

(2)	Trustee Action. Upon timely receipt of such instructions, the Trustee shall respond as instructed with respect to shares of Company Stock allocated to such Participant’s ESOP Account. A Participant’s instructions to the Trustee shall be held by the Trustee in strict confidence and shall not be divulged or released to any person, including officers or Employees of the Company. Except as provided by law, if the Trustee does not receive timely instruction from a Participant (or Beneficiary) as to the manner in which to respond to such a tender or exchange offer, the Trustee shall not tender or exchange any shares of Company Stock for which the Participant has the right of direction.
(c)	Named Fiduciary. For the purpose of this section, each Participant (or, in the event of the Participant’s death, the Participant’s Beneficiary) is, hereby designated a “named fiduciary” within the meaning of ERISA section 403(a)(1).
7.1 Distributions
(a)	Right to Receive Distribution in Company Stock. A Participant who is entitled to a distribution from his or her ESOP Account has the right to demand that the distribution be made in shares of the Company Stock. In the case of amounts that are diversified pursuant to section 5.1 of this Appendix, the preceding sentence shall apply only to amounts that are diversified in excess of the minimum amounts that are required to be available for diversification pursuant to such section.

(b)	Commencement. A Participant is entitled to a distribution from the ESOP Account at the time prescribed by the Plan (but no later than the time prescribed by Code section 409(o)).

(c)	Normal Form of Payment. If a Participant is entitled to a distribution from the ESOP Account, unless the Participant elects otherwise, the ESOP Account shall be distributed in substantially equal periodic payments (but not less frequently than annually) over a period not longer than the greater of—
(1)	five years, or

(2)	in the case of a Participant with an ESOP Account balance in excess of $500,000, five years plus one additional year (but not more than five additional years) for each $100,000 or fraction thereof by which such balance exceeds $500,000.
The dollar amounts specified in paragraph (2) shall be adjusted for changes in the cost of living as prescribed by the Internal Revenue Service.
8.1 Nonpublicly Traded Stock
This section shall apply if Company Stock ceases to be Publicly Traded Stock or becomes subject to substantial restrictions.

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(a)	Acquisition and Disposition of Stock. The Trust shall purchase and sell nonpublicly traded Company Stock at its fair market value. The Committee shall determine the fair market value of Company Stock based upon the value determined by an independent appraiser within the meaning of Code section 401(a)(28)(C).

(b)	Participant Put Option.
(1)	When Required. If a Participant receives a distribution of Company Stock and either—
(A)	the Company Stock is not Publicly Traded Stock, or

(B)	the Company Stock is subject to a trading limitation under federal or state securities law, or regulations thereunder, or an agreement which would make the Company Stock not as freely tradable as stock not subject to such limitation, then the Company Stock distributed to the Participant (or Beneficiary) must be subject to a put option as described in this subsection that permits the holder of the put to require the Company to repurchase the Company Stock.
(2)	Holder of Put. The put option shall be exercisable by the Participant or the Beneficiary, by the donees of either, or by a person (including an estate or its distributee) to whom the Company Stock passes by reason of the death of the Participant or the Beneficiary.

(3)	Responsibility for Put. The holder of the put option shall be entitled to put the Company Stock to the Company. The Committee, however, shall have the authority to assume the rights and obligations of the Company at the time the put option is exercised by directing the Trustee to repurchase the Company Stock. Under no circumstances may the put option bind the Plan. If it is known that federal or state law will be violated by the Company’s honoring the put option, the put option must permit the Company Stock to be put, in a manner consistent with such law, to a third party (for example, an affiliate of the Company or a shareholder other than the Plan) that has, and is expected to continue to have, a substantial net worth.

(4)	Duration of Put. The holder of the put option shall be entitled to exercise the option at any time during two option periods. The first option period shall be the 60-day period commencing on the date of the distribution of the Company Stock, and if the option is not exercised during that period, a second 60-day period shall commence in the following Plan Year pursuant to Treasury regulations. The period during which a put option is exercisable does not include any time when a holder of the option is unable to exercise it because the party bound by the put option is prohibited from honoring it by applicable federal or state law.

(5)	Manner of Exercise. A put option is exercised by the holder notifying the Company in writing that the option is being exercised.

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(6)	Price. The exercise price for a put option shall be the fair market value of the Company Stock as determined by an independent appraiser within the meaning of Code section 401(a)(28)(C).

(7)	Payment Terms and Restrictions. The terms of payment for the sale of Company Stock pursuant to a put option shall be as provided in the put and may be either paid in a lump sum or in installments as provided by the Committee.
(A)	If Lump Sum Distribution Made. If the Company is required to repurchase Company Stock that was distributed to the Participant as a lump sum distribution of the Participant’s entire account balance, the requirement of this subsection shall be treated as met if—
(i)	the amount to be paid for the Company Stock is paid in substantially equal periodic payments (not less frequently than annually),

(ii)	the payments are made over a period beginning not later than 30 days after the exercise of the put option described in paragraph (4) and not exceeding five years, and

(iii)	there is adequate security provided and reasonable interest paid on the unpaid amounts referred to in clause (i).
(B)	If Installment Payments Made. If the Company is required to repurchase Company Stock that was distributed to the Participant in installments, the requirement of this subsection shall be treated as met if the amount to be paid for the Company Stock is paid not later than 30 days after the exercise of the put option described in paragraph (4).
(8)	Nonterminable Right. The provisions of this subsection shall continue to apply even if the ESOP ceases to be an ESOP within the meaning of Code section 4975(e)(7).
9.1 Disaggregation—Discrimination Testing
(a)	Direct Contributions to ESOP. This subsection applies only to the extent that the Committee rules allow contributions to be made directly to the ESOP (as opposed to prior contributions and earnings transferred to the ESOP Account from the Non-ESOP Account).

If Before-Tax Contributions are subject to testing under the actual deferral percentage test of section 401(k), the test shall be applied separately to the Before-Tax Contributions paid directly to the ESOP Account and to the Before-Tax Contributions paid directly to the Non-ESOP Account. If After-Tax Contributions or Employer Matching Contributions are subject to the actual contributions percentage test of Code section 401(m), the test shall be applied separately to such contributions paid directly to the ESOP Account and the contributions paid directly to the Non-ESOP Account.

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(b)	Transferred Amounts. Contributions made directly to the Non-ESOP Account and then transferred to the ESOP Account shall not be subject to the separate testing rules under subsection (a).

(c)	Restrictions Not Applicable After 2005. The restrictions described in subsections (a) and (b) above shall cease to apply for Plan Years beginning on or after January 1, 2006.
10.1 Offset of Pension Benefit
Amounts credited to a Participant’s ESOP Account may not be taken into account (i.e., for purposes of any “floor offset” arrangement) in determining the Participant’s benefit under any defined benefit pension plan qualified under Code section 401(a).

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